Exhibit 2.1

Execution Version

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND

REPLACED WITH “[**]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED

SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE

COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL

TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

STOCK AND ASSET PURCHASE AGREEMENT

dated as of

October 21, 2011

among

ARROWHEAD RESEARCH CORPORATION,

HOFFMANN-LA ROCHE INC.

and

F. HOFFMANN-LA ROCHE LTD

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

i

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Exhibit A	Form of Buyer Note
Exhibit B	Form of License Agreement
Exhibit C	Form of Patent Assignment Agreements
Exhibit D	Form of Registration Rights Agreement
Exhibit E	Form of Transition Services Agreement
Exhibit F	Form of Retention Payment Release

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

STOCK AND ASSET PURCHASE AGREEMENT

AGREEMENT (this “Agreement”) dated as of October 21, 2011 by and among Arrowhead Research Corporation, a Delaware corporation (“Buyer”), Hoffmann-La Roche Inc., a New Jersey corporation (“Roche Nutley”), and F. Hoffmann-La Roche Ltd, a Swiss corporation (“Roche Basel” and, together with Roche Nutley, “Sellers”).

W I T N E S S E T H :

WHEREAS, Roche Nutley is the record and beneficial owner of the Shares (as defined herein) and desires to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Roche Nutley, upon the terms and subject to the conditions hereinafter set forth;

WHEREAS, Sellers wish to transfer to Buyer their respective right, title and interest in, to and under the Transferred Assets, and Buyer desires to purchase from Sellers their respective right, title and interest in, to and under, and to assume the obligations of Sellers under, the Transferred Assets (as defined herein), upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, Sellers and Buyer intend (i) Roche Nutley’s sale of the Shares, (ii) Sellers’ transfer of their respective right, title and interest in, to and under the Transferred Assets and (iii) Buyer’s purchase of the Shares and of Sellers’ respective right, title and interest in, to and under the Transferred Assets and assumption of the obligations of Sellers under the Transferred Assets, in each case to be treated as a taxable disposition of the Shares and the Transferred Assets for United States federal income tax purposes;

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

NOW THEREFORE, in consideration of the terms and conditions and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that (i) the Company shall not be considered an Affiliate of any Seller; (ii) neither Chugai Pharmaceutical Co., Ltd (at 1-1 Nihonbashi-Muromachi 2-chome, Chuo-ku, Tokyo, 103-8324, Japan) nor any of its subsidiaries shall be considered an Affiliate of any Seller, unless Sellers elect, in a written notice delivered to Buyer, to have any such Person considered an Affiliate of Sellers; and (iii) none of Roche Holding Ltd or any of its subsidiaries shall be considered an Affiliate of Buyer. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Alnylam Agreements” means collectively the License and Collaboration Agreement dated July 8, 2007 among F. Hoffmann-La Roche Ltd, Hoffmann-La Roche Inc., Alnylam Pharmaceuticals, Inc., and Alnylam Europe AG; and the Collaboration Agreement dated October 29, 2009 among Alnylam Pharmaceuticals, Inc., F. Hoffmann-La Roche Ltd, and Hoffmann-La Roche Inc.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Buyer Disclosure Schedule” means the disclosure schedule delivered concurrently herewith by Buyer to Sellers and dated as of the date hereof.

“Buyer Employee Plan” means any Employee Plan that is or has been entered into, sponsored, maintained, administered or contributed to, as the case may be, by Buyer or any of its Affiliates.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“Buyer Material Adverse Effect” means a material adverse effect on the financial condition, business, assets or results of operations of Buyer and the Buyer Subsidiaries, taken as a whole, excluding any effect resulting from (A) changes in GAAP or the interpretation thereof, (B) changes in the general economic or political conditions or financial markets in the United States or elsewhere in the world, (C) changes (including changes of Applicable Law) or conditions generally affecting the industry in which Buyer and the Buyer Subsidiaries operate or (D) acts of war, sabotage or terrorism or natural disasters.

“Buyer Note” means the $50,000 principal amount promissory note dated as of the date hereof delivered by Buyer to Roche Nutley substantially in the form of Exhibit A hereto.

“Buyer Savings Plan” means any tax-qualified defined contribution plan that is maintained by Buyer or any of its Affiliates.

“Buyer Stock” means the common stock, par value $0.001 per share, of Buyer.

“Buyer Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Buyer.

“Candidate” means a Clinical Candidate or an Existing Candidate, as the case may be.

“Change of Control” means, with respect to any Person, (a) a sale of all or substantially all of the assets, voting stock or securities of such Person, (b) a merger, reorganization, spin-off or consolidation involving such Person, in which the holders of common stock or similar equity interests of such Person immediately prior to such transaction cease to own collectively a majority of the voting equity securities of its successor entity or (c) the acquisition by any other Person, or group of other Persons acting in concert, of 50% or more of the voting equity securities of such Person.

“Clinical Candidate” means any product owned, licensed or developed by Buyer or any of its Affiliates (including, after the Closing, the Company) Covered by a Valid Claim and with respect to which Buyer or any of its Affiliates has completed all requirements to initiate (under Buyer’s policies and procedures as in effect from time to time and in accordance with customary industry practices), or has previously initiated, [**]; provided that no Existing Candidate shall be a Clinical Candidate. Notwithstanding the foregoing, the term Clinical

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Candidate shall not include any product candidate or composition of matter discovered, or first tested by Buyer or any of its Affiliates for activity against the applicable biological target based upon a compound supplied by a Third Party, in the course of a sponsored research, joint development or other collaborative research and development arrangement between Buyer (or any of its Affiliates, including, after the Closing, the Company) and any Third Party. Notwithstanding the foregoing, in no event shall the term Clinical Candidate include any product that targets either the [**] or the [**] genes, or any product that relies on a linear cyclodextrin or silicon micropartical delivery system, except where the applicable active compound originated from the Intellectual Property Rights transferred by Sellers or the Company under this Agreement. For the avoidance of doubt, Buyer Affiliate’s candidate drugs known as CALAA-01 and CALAA-02 are not Clinical Candidates.

“Closing Date” means the date of the Closing.

“Code” means the United States Internal Revenue Code of 1986.

“Combination Product” means any product that contains, in addition to a Royalty Product (or pharmaceutically active ingredient thereof), one or more other pharmaceutically active ingredients that are not Royalty Products.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Roche Madison Inc., a Delaware corporation.

“Company Employee” means each individual who is a current employee or independent contractor of the Company.

“Company Intellectual Property Rights” means all Intellectual Property Rights owned by the Company.

“Company Material Adverse Effect” means a material adverse effect on the financial condition, business, assets or results of operations of the Company, excluding any effect resulting from (A) changes in GAAP or IFRS or the interpretation thereof, (B) changes in the general economic or political conditions or financial markets in the United States or elsewhere in the world, (C) changes (including changes of Applicable Law) or conditions generally affecting the industry in which the Company operates or (D) acts of war, sabotage or terrorism or natural disasters.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“Company Return” means any Tax Return of, with respect to or that includes the Company.

“Contingent Consideration” means the payments, if any, required to be made by Buyer pursuant to Section 6.02 and Section 6.03.

“Cover,” “Covered” or “Covering” means that an issued or applied for patent claim encompasses a particular process, method, machine, article of manufacture, or composition of matter, such that any making, using, offering to sell, selling, supplying, importing or exporting of the process, method, machine, article of manufacture, or composition of matter, without a license, would (i) in the case of any such issued patent claim, constitute infringement of such patent claim or (ii) in the case of any such applied for patent claim, constitute infringement of such patent claim were such patent claim to issue.

“Covered Tax” means (i) any Tax with respect to which the Company has filed or will file a Company Return with a member of any Seller Group on a consolidated basis pursuant to Section 1501 of the Code, (ii) any income or franchise Tax relating to any Pre-Closing Tax Period payable to any state, local or foreign taxing jurisdiction in which the Company has filed or will file a Company Return with a member of any Seller Group on an affiliated, consolidated, combined or unitary basis with respect to such Tax, (iii) any Tax imposed on the Company solely by reason of having been prior to the Closing Date a member of an affiliated, consolidated, combined or unitary group, (iv) any other Tax imposed on or in relation to the Company or the Transferred Assets for any Pre-Closing Tax Period; and (v) Sellers’ share of any of the Transfer Taxes under Section 7.02(f). For the avoidance of doubt, “Covered Tax” shall include any Tax imposed on or in relation to Roche Kulmbach GmbH.

“DPC Patents” means the patents and patent applications listed in Section 1.01 of the Sellers Disclosure Schedule.

“DPC Product” means any RNAi Product that is Covered by a Valid Claim of the DPC Patents.

“Employee Plan” means each “employee benefit plan,” as such term is defined in Section 3(3) of ERISA, whether or not such plan is subject to ERISA, and each employment, consulting, compensation, severance, continuation pay, termination pay, layoff or other similar written contract, plan, arrangement or policy and each written contract, plan, policy or arrangement providing for health, medical, life or other welfare benefit insurance coverage, workers’ compensation, disability benefits, supplemental unemployment benefits, holiday, dependent care assistance, education or vacation benefits, retirement benefits, deferred compensation, equity-based or other forms of incentive compensation, post-retirement or other similar benefits.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“Environmental Laws” means any Applicable Law that has as its principal purpose the protection of the environment.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations of any Governmental Authority required under applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” of any entity means any other entity that, together with such entity, would be, or at the relevant time would have been, treated as a single employer under Section 414 of the Code.

“Existing Candidate” means any product owned, licensed or developed by Buyer or any of its Affiliates (including, after the Closing, the Company) (i) with respect to which Buyer or any of its Affiliates has completed all requirements to initiate (under Buyer’s policies and procedures as in effect from time to time and in accordance with customary industry practices), or has previously initiated, a GLP Toxicology Study; [**]; and (iii) that is Covered by a Valid Claim.

“First Commercial Sale” means, with respect to any Royalty Product in any given country, (i) the date following the receipt of any applicable Regulatory Approval on which such Royalty Product is first sold in such country by Buyer or any of its Affiliates, or its or their respective licensee or sublicensee, to or for the benefit of end-users of such Royalty Product or (ii) if no such Regulatory Approval is required, the date on which such Royalty Product is first commercially launched in such country for sale to or for the benefit of end-users of such product.

“GAAP” means generally accepted accounting principles in the United States.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“GLP Toxicology Study” means a toxicology study in accordance with then current “Good Laboratory Practices” (as such term is defined from time to time by the U.S. Food and Drug Administration), or comparable standards or requirements of Regulatory Authorities outside of the United States, which study is required to meet the requirements for filing an application with applicable Regulatory Authorities to initiate human clinical trials involving such product, including an Investigational New Drug application filed with the U.S. Food and Drug Administration or any foreign equivalent thereof.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“IFRS” means international financial reporting standards.

“Intellectual Property Right” means any and all: (a) Patent Rights; (b) know-how; (c) trademarks, service marks, trade names, mask works, logos, trade dress, goodwill and the applications for registration and registrations thereof; (d) rights to protect and limit the use or disclosure of trade secrets and confidential information; (e) copyrights, copyright applications, and copyright registrations; and (f) other similar types of proprietary intellectual property rights.

“knowledge of Buyer”, “Buyer’s knowledge” or any other similar knowledge qualification in this Agreement means to the actual knowledge of [**].

“knowledge of Sellers”, “Sellers’ knowledge” or any other similar knowledge qualification or reference in this Agreement means to the actual knowledge of [**].

“License Agreement” means the license agreement dated as of the date hereof between Sellers and Buyer substantially in the form of Exhibit B hereto.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Materials of Environmental Concern” means any pollutants or contaminants or any hazardous, acutely hazardous, radioactive or toxic substance, material or waste defined and regulated as such under Environmental Laws.

“1934 Act” means the Securities Exchange Act of 1934.

“1933 Act” means the Securities Act of 1933.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“Out-License” means, with respect to any Candidate, (i) when used as a verb, to license and/or sell to a non-affiliated Person the right to test, make, market, promote, detail, distribute, offer for sale and/or sell such Candidate in any country and (ii) when used as a noun, the license or sale to a non-affiliated Person of the right to test, make, market, promote, detail, distribute, offer for sale and/or sell such Candidate in any country; provided that an Out-License shall not include any transaction that does not include the grant to such non-affiliated Person of the right (or an option to obtain the right) to promote, detail, distribute, offer for sale and/or sell such Candidate in such country. For the avoidance of doubt, an Out-License of a Candidate shall be deemed to include a sale of all or substantially all of the equity interests in one or more Affiliates of Buyer that hold all or substantially all of Buyer’s and its Affiliates’ right to test, make, market, promote, detail, distribute, offer for sale and/or sell such Candidate in any country; provided that a Change of Control with respect to Buyer shall not constitute an Out-License of a Candidate.

“Patent Assignment Agreements” means the patent assignment agreements substantially in the form of Exhibit C.

“Patent Rights” means all patents (including all reissues, reexamined patents, extensions, substitutions, confirmations, re-registrations, invalidations, supplementary protection certificates and patents of addition), patent applications (including all provisional applications, continuations, continuations-in-part and divisionals), as well as design patents, utility models or applications therefor.

“Post-Closing Tax Period” means any Tax period beginning after the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period beginning after the Closing Date.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date; and, with respect to a Straddle Tax Period, the portion of such Tax period ending on the Closing Date.

“Registration Rights Agreement” means the registration rights agreement dated as of the date hereof among Sellers and Buyer substantially in the form of Exhibit D.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“Regulatory Approval” means, with respect to a Royalty Product in a given country, the approval of the applicable Regulatory Authority necessary for the marketing and sale of such Royalty Product in such country.

“Regulatory Authority” means the U.S. Food and Drug Administration or other Governmental Authorities (within or outside the United States) charged with the authority to regulate the pricing, marketing, promotion, manufacture, testing, distribution or sale of pharmaceutical products in a country or countries.

“Required Third Party Payments” shall mean royalty or milestone payments due to a Third Party from Buyer or the Company to license the Third Party’s Intellectual Property Rights which are reasonably necessary for Buyer to research, develop, make, have made, sell, offer to sell or import RNAi Products.

“RNAi Business” means any and all activities directed to RNAi Product drug discovery and development, including test method development and stability testing, toxicology, animal efficacy studies, formulation, clinical studies, clinical trials and testing, chemical development and manufacturing development and development documentation efforts in support of development activities anywhere in the world.

“RNAi Products” means products which include double-stranded oligonucleotide molecules that engage the RNA interference mechanisms in a cell.

“Royalty Product” means any Existing Candidate or DPC Product, as the case may be.

“Sellers Disclosure Schedule” means the disclosure schedule delivered concurrently herewith by Sellers to Buyer and dated as of the date hereof.

“Seller Employee Plan” means any Employee Plan that (i) is or has been entered into, sponsored, maintained, administered or contributed to, as the case may be, by any Seller, the Company or any of their respective Affiliates and (ii) covers any Company Employee or former employee of the Company.

“Seller Group” means any affiliated, consolidated, combined or unitary group (including any affiliated group of corporations as defined in Section 1504(a) of the Code) of which any of Sellers or any of their Affiliates is a member.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“Seller Savings Plan” means any tax-qualified defined contribution plan that (i) is or has been entered into, maintained, administered or contributed to, as the case may be, by any Seller, the Company or any of their respective Affiliates and (ii) covers any Company Employee.

“Shares” means 100 shares of Common Stock, representing all of the outstanding shares of Common Stock.

“Straddle Tax Period” means a Tax period that begins on or before the Closing Date and ends thereafter.

“Tax” means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, all federal, state, local, foreign, income, gross receipts, license, payroll, employment, excise, escheat, severance, stamp, occupation, premium, windfall, profits, environmental, customs, duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, or estimated tax), together with any interest, penalty, addition to tax or additional amount, and any liability for any of the foregoing as transferee or successor, by contract or otherwise, (ii) in the case of the Company, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of the Company to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of the Company for the payment of any amount as a result of being party to any Tax Sharing Agreement.

“Tax Asset” means any net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or any other credit or tax attribute that could be carried forward or back to reduce Taxes (including without limitation deductions and credits related to alternative minimum Taxes).

“Tax Return” means any Tax return, statement, report, election, declaration, disclosure, schedule, claim for refund, form, statement or document (including any estimated tax or information return or report) related to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“Tax Sharing Agreement” means any agreement or arrangement (whether or not written) entered into prior to the Closing binding the Company that provide for the allocation, apportionment, sharing or assignment of any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person’s Tax liability.

“Taxing Authority” means any Governmental Authority responsible for the imposition or collection of any Tax.

“Third Party” means any Person other than Buyer, any Seller, the Company or any of their respective Affiliates.

“Trademarks” means any and all trademarks, trade names, corporate names, company names, business names, service marks, logos, brand names, domain names and all other source or business identifiers, and the rights in any of the foregoing which arise under Applicable Law, including all goodwill symbolized thereby or associated therewith.

“Transaction Documents” means this Agreement, the License Agreement, the Registration Rights Agreement, the Buyer Note and the Transition Services Agreement.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with transactions contemplated by this Agreement (including any real property transfer Tax and any similar Tax).

“Transferred Assets” means, collectively, the Assigned Nutley Patents, the Assigned Basel Patents, the Assigned Nutley Licenses and the Assigned Basel Licenses.

“Transferred Patent Rights” means the Patent Rights included in the Transferred Assets or the Company Intellectual Property Rights.

“Transition Services Agreement” means the transition services agreement dated as of the date hereof between Roche Nutley and the Company, substantially in the form of Exhibit E hereto.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

“Valid Claim” means, as applicable, an enumerated claim in:

(i) any unexpired and issued patent included within the Transferred Patent Rights, as well as any patent filed by or on behalf of Buyer or the Company after the Closing which claims priority to, or shares a common priority date with, any such patent within the Transferred Patent Rights, in each case to the extent that such patents have not been disclaimed, canceled, revoked or held invalid, unenforceable, or otherwise unpatentable, by a final non-appealable decision of a court of competent jurisdiction or other Governmental Authority; or

(ii) any pending patent application for any applicable country: (A) that is on file with the applicable patent office and has shown evidence of reasonably consistent activity to advance to issuance of a patent, (B) which application has been on file with the applicable patent office for no more than five years from the earliest date to which the patent application claims its earliest priority, provided that the period shall extend to seven years from the earliest date to which the patent application claims its earliest priority for any application with the patent office in Japan, and (C) which is either included within the Transferred Patent Rights or was filed by or on behalf of Buyer or any of its Affiliates (including the Company) after Closing, but claims priority to, or shares a common priority date with, any patent or patent application included within the Transferred Patent Rights;

provided, however, that a Valid Claim shall not include any claim from a patent or patent application owned or controlled by, or licensed to, Buyer or its Affiliates immediately prior to Closing, or a patent or patent application that claims priority from any such patent or patent application.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Assigned Basel Licenses	2.01
Assigned Basel Patents	2.01
Assigned Nutley Licenses	2.01
Assigned Nutley Patents	2.01
Assignment Prohibition	2.03
Balance Sheet Date	3.08
Buyer	Preamble
Buyer Equity Securities	Section 2.08

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Term	Section
Buyer SEC Documents	4.09
Capital Raise	4.07
Closing	2.02
Company Balance Sheet	3.08
Current Representation	10.13
Damages	9.02
Data Package	6.01
Designated Person	10.13
e-mail	10.01
Exclusivity Period	6.01
Generic Version	6.02
Indemnified Party	9.03
Indemnifying Party	9.03
Independent Accounting Firm	2.07
Leave Recipient	8.01
Loss	7.02
Market Price	2.08
Net Liabilities	2.04
Net Sales	6.02
Patent Service Provider	5.09
Permitted Liens	3.14
Post-Closing Capital Raise	2.08
Post-Closing Payment Date	2.08
Post-Closing Representation	10.13
Potential Contributor	9.06
Purchase Price	2.01
[**]	8.07
Roche Basel	Preamble
Roche Nutley	Preamble
Royalty Period	6.02
Seller Marks	5.05
Sellers	Preamble
Tax Benefit	7.06
Term Sheet Period	6.01
Total Consideration	2.07
Third Party Claim	9.03
Transferred Employee	8.01
WARN	8.09
Warranty Breach	9.02

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

ARTICLE 2

CLOSING

Section 2.01. Purchase, Sale and Transfer. Upon the terms and subject to the conditions of this Agreement, at the Closing:

(a) Roche Nutley agrees to sell to Buyer, and Buyer agrees to purchase from Roche Nutley, the Shares;

(b) Roche Nutley agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to acquire and accept, all of Roche Nutley’s right, title and interest in, to and under the patents and patent applications set forth on Section 2.01(b) of the Sellers Disclosure Schedule (collectively, the “Assigned Nutley Patents”);

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(c) Roche Basel agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to acquire and accept, all of Roche Basel’s right, title and interest in, to and under the patents and patent applications set forth on Section 2.01(c) of the Sellers Disclosure Schedule (collectively, the “Assigned Basel Patents”);

(d) subject to Section 2.03, Roche Nutley agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to acquire and accept, all of Roche Nutley’s right, title and interest in and to, and Buyer agrees to assume, perform and discharge all of the obligations and liabilities of Roche Nutley under, all contracts, licenses, agreements and commitments listed on Section 2.01(d) of the Sellers Disclosure Schedule (collectively, the “Assigned Nutley Licenses”); and

(e) subject to Section 2.03, Roche Basel agrees to sell, convey, transfer, assign and deliver to Buyer, and Buyer agrees to acquire and accept, all of Roche Basel’s right, title and interest in and to, and Buyer agrees to assume, perform and discharge all of the obligations and liabilities of Roche Basel under, all contracts, licenses, agreements and commitments listed on Section 2.01(e) of the Sellers Disclosure Schedule (the “Assigned Basel Licenses”).

The purchase price for the Shares and the Transferred Assets (the “Purchase Price”) is the Buyer Note and 9,017,021 shares of Buyer Stock issuable at the Closing and that number of shares of Buyer Stock (if any) and cash (if any) issuable or payable pursuant to Section 2.08 on the Post-Closing Payment Date. The Purchase Price shall be paid as provided in Section 2.02 and Section 2.08 and shall be allocated, along with the Contingent Consideration, as between Sellers and the Shares and Transferred Assets as set forth in Section 2.07.

Section 2.02. Closing. The closing (the “Closing”) of the purchase and sale of the Shares and the transfer of the Transferred Assets hereunder shall take place at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, on the date hereof. At the Closing:

(a) Buyer shall deliver:

(i) to Sellers the Buyer Note duly executed by Buyer;

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(ii) to Buyer’s registered transfer agent, with a copy to Sellers, irrevocable instructions, executed by an officer of Buyer and in a form reasonably acceptable to Sellers, instructing the transfer agent (A) to issue certificates for 9,017,021 shares of Buyer Stock registered in the name of Sellers (or such other Person as Sellers may designate), with any required transfer stamps affixed thereto and bearing the legend required pursuant to Section 2.05, and (B) to deliver such certificates to such address as Sellers may designate (it being understood that (x) Buyer shall cause the issuance and delivery of such share certificates as contemplated herein within five Business Days after the Closing and (y) such issuance shall be effective as of the Closing and the transfer agent shall be instructed accordingly);

(iii) to Sellers the Patent Assignment Agreements with respect to the Assigned Nutley Patents and the Assigned Basel Patents, duly executed by Buyer; and

(iv) to Sellers counterparts to each of the other Transaction Documents, duly executed by Buyer and each of its Affiliates party thereto.

(b) Sellers shall deliver to Buyer:

(i) certificates in proper form evidencing the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto;

(ii) the Patent Assignment Agreements with respect to the Assigned Nutley Patents and the Assigned Basel Patents, duly executed by Roche Nutley or Roche Basel, as applicable, and such customary bills of sale and/or other agreements or instruments of transfer, in each case as are reasonably satisfactory to Buyer and Sellers, to the extent necessary to evidence the transfer of the Assigned Nutley Licenses and the Assigned Basel Licenses hereunder; and

(iii) counterparts to each of the other Transaction Documents, duly executed by each Seller party thereto.

Section 2.03. Understanding Regarding Assignment of Licenses and Rights. Notwithstanding anything to the contrary herein, this Agreement shall not constitute an agreement to assign any Assigned Nutley License or Assigned Basel License or any claim or right or any benefit arising thereunder if such assignment,

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

without the consent of a third party thereto, would constitute a breach or other contravention of such contract (an “Assignment Prohibition”); provided that the foregoing shall not limit or affect Sellers’ representations and warranties in Article 3. If an Assignment Prohibition shall exist, each party shall, and shall cause its Affiliates to, use its commercially reasonable efforts to obtain the consent of the other parties to any such Assigned Nutley License or Assigned Basel License or any claim or right or any benefit arising thereunder for the assignment thereof to the applicable Person pursuant to Section 2.01(d) or Section 2.01(e), as applicable, as Buyer may reasonably request (provided that neither Seller nor any Affiliate of any Seller shall be required to expend money or grant any accommodation (financial or otherwise) to any third party in connection therewith). If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any Seller thereunder so that Buyer would not in fact receive all such rights, Sellers and Buyer shall cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing, or sub-leasing to Buyer, or under which the applicable Seller would enforce (at the direction of Buyer) for the benefit of Buyer, with Buyer assuming such Seller’s obligations, any and all rights of such Seller against a third party thereto (including, if applicable, the right to elect to terminate such Assigned Nutley License or Assigned Basel License in accordance with the terms thereof upon Buyer’s request); provided that neither Seller nor any Affiliate of any Seller shall be required to expend money or grant any accommodation (financial or otherwise) to any third party in connection therewith, unless Buyer agrees to promptly reimburse Sellers or their Affiliates (as applicable) for any such expenses. Promptly after any required consents to assignment are obtained for any such Assigned Nutley License or Assigned Basel License after the Closing, such Assigned Nutley License or Assigned Basel License shall be transferred and assigned to the applicable assignee as contemplated under Section 2.01(d) or Section 2.01(e), as applicable.

Section 2.04. Intercompany Accounts; Net Liabilities; Cash Distributions; Accounts Payable. (a) All intercompany account balances as of the Closing between any Seller or any of its Affiliates, on the one hand, and the Company, on the other hand, shall be cancelled, paid or otherwise settled or terminated immediately prior to the Closing. Except for the Transaction Documents or as provided on Section 2.04(a) of the Sellers Disclosure Schedule, all intercompany agreements or arrangements between any Seller or any of its Affiliates, on the one hand, and the Company, on the other hand, shall be terminated immediately prior to the Closing without any further liability or obligation on the part of any party thereto.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(b) Immediately prior to the Closing, Sellers shall cause the Company to have cash and cash equivalents in an amount at least equal to the aggregate net amount of the assets and liabilities set forth on Section 2.04(b) of the Sellers Disclosure Schedule (the “Net Liabilities”). At the Closing, Sellers and Buyer shall cause the Company to distribute to Sellers all cash and cash equivalents then held by the Company in excess of the aggregate amount of the Net Liabilities.

(c) If as of the Closing, the Company has received, or following the Closing receives, any invoice for goods delivered or services rendered to the Company prior to the Closing which was not taken into account in the calculation of Net Liabilities, then, in each case, Buyer may promptly submit such invoice to Roche Nutley and request that Roche Nutley reimburse the Company for that portion of the invoiced amount that relates to goods delivered or services provided prior to the Closing. Roche Nutley shall pay such amount to the Company unless Roche Nutley disputes such amount, in which case the parties will work in good faith to determine the amount, if any, to be paid by Roche Nutley. Unless otherwise required by law, any amounts paid by Roche Nutley pursuant to this Section 2.04(c) shall, for U.S. federal income tax purposes, be treated as a contribution by Roche Nutley to the Company at the time immediately prior to the Closing.

Section 2.05. Legends. Each certificate representing shares of Buyer Stock issued to Sellers or any Person designated by Sellers pursuant to Section 2.02(a)(ii) shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NO SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, TRANSFER OR OTHER DISPOSITION OR OFFER TO DO ANY OF THE FOREGOING MAY BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN THE OPINION OF COUNSEL, ACCEPTABLE TO THE ISSUER, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 2.06. Resignations. At the Closing, Sellers shall deliver to Buyer the resignations of all directors of the Company who will be officers, directors or employees of any Seller or any of Sellers’ respective Affiliates after the Closing from their position with the Company.

Section 2.07. Allocation of Consideration. (a) Buyer and Sellers agree (i) that for U.S. federal income tax purposes, the consideration for the Shares and the Transferred Assets (for purposes of this Section 2.07 only, the Transferred Assets shall be deemed to include the materials required to be delivered by Sellers to Buyer under Section 5.03 of the Agreement) shall include the Purchase Price and the Contingent Consideration (the “Total Consideration”) and (ii) with respect to the allocation of the Total Consideration described in Section 2.07(b), to be bound by such allocation in the preparation, filing and audit of any Tax Return; provided that, while the parties shall be obligated to defend in good faith such allocation in connection with any audit of any Tax Return, the parties shall not be required to litigate in any court any challenge to such allocation by any Taxing Authority.

(b) Buyer and Sellers agree to negotiate in good faith to agree on an allocation of the Total Consideration among the Sellers and the Shares and the Transferred Assets; provided that, notwithstanding anything to the contrary in this Agreement, Buyer and Sellers agree that, in all events, (x) the [**] shall be allocated solely to the [**], (y) the [**] and the shares of, [**] in each case, shall be allocated pro rata among the [**], the [**], the [**], the [**] and the [**] according to the relative fair market values of the [**], the [**], the [**], the [**] and the [**] and (z) of the shares of [**]allocated to the [**]and the [**], a number of shares with a fair market value as of the Closing Date of [**] shall be allocated to the laboratory books required to be delivered by Roche Basel to Buyer under Section 5.03 of the Agreement.

(c) If, within 90 days after the Closing, the parties are unable to reach agreement on the allocation described in Section 2.07(b), Buyer and Sellers shall refer the matter to an independent accounting firm in the United States to be mutually agreed upon by the parties (the “Independent Accounting Firm”), and the Independent Accounting Firm shall resolve any such disputes in a manner consistent with the proviso to Section 2.07(b). Buyer and Sellers agree that the Independent Accounting Firm’s resolution shall be conclusive for the purposes of determining the allocation as of the Closing Date. The costs of any such resolution by the Independent Accounting Firm shall be borne equally by the parties.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(d) To the extent that any Seller receives any portion of the Purchase Price or Contingent Consideration that has been allocated to the other Seller, such Seller shall be deemed to have received such portion on behalf of the other Seller.

Section 2.08 Post-Closing Payment. (a) After the Closing Date, Buyer shall use its reasonable best efforts to raise at least $3,118,615 in cash in exchange for the issuance of Buyer Stock pursuant to one or more capital-raising transactions within the first anniversary of the Closing Date (including any such issuance occurring after the Closing pursuant to an agreement entered into on or prior to the Closing Date) (the “Post-Closing Capital Raises”). As used herein, “Buyer Equity Securities” means shares of Buyer Stock or any debt, equity, option, warrant, right or other security that is “linked” to Buyer Stock (including any debt, equity, option, warrant, right or other security that is convertible into, exchangeable for, or exercisable for, as the case may be, Buyer Stock). For the avoidance of doubt, issuance of warrants by Buyer to its consultants or other service providers in the ordinary course of business consistent with past practices for services rendered will not constitute a Post-Closing Capital Raise.

(b) On the Post-Closing Payment Date, Buyer shall issue and deliver to Sellers (or any Person designated by Sellers) certificates for that number of shares of Buyer Stock equal to 1,465,626 Shares plus 9.9% of the shares of Buyer Stock issued by Buyer in exchange for up to $3,118,615 of cash (or, if Buyer fails to raise such amount in the period between the Closing Date and the Post-Closing Payment Date, such lesser amount actually raised, but including, in any case, the amount of consideration required to be paid in connection with the conversion, exchange or exercise of Buyer Equity Securities into or for Buyer Stock) raised by Buyer in any Post-Closing Capital Raises (assuming for purposes of this Section 2.08(b) that all Buyer Equity Securities (other than shares of Buyer Stock) issued in such Post-Closing Capital Raises are converted into or exchanged or exercised for, as applicable, shares of Buyer Stock); provided that if the issuance of all or any portion of such shares of Buyer Stock to Sellers (or any Person designated by Sellers) would require the approval of Buyer’s stockholders pursuant to Rule 5635(A)(1) of the NASDAQ Listing Rules and such approval has not been obtained on or prior to the Post-Closing Payment Date, Buyer shall (i) issue to Sellers (or any Person designated by Sellers) the maximum number of shares of Buyer Stock issuable to Sellers in compliance with Rule 5635(A)(1) of the NASDAQ Listing Rules in the absence of such stockholder approval and (ii)

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

pay to Sellers an amount in cash (by wire transfer of immediately available funds to an account designated by Sellers) equal to the Market Price multiplied by a number equal to (A) the number of shares of Buyer Stock issuable to Sellers pursuant to this Section 2.08(b) (disregarding this proviso for such purposes) less (B) the number of shares of Buyer Stock issued to Sellers pursuant to clause (i) of this proviso. As used herein, “Market Price” means the average closing price of Buyer Stock for the ten trading days ending two trading days prior to the Post-Closing Payment Date on the NASDAQ Capital Market (or, if Buyer Stock is not then listed on such market, on the principal other U.S. national or regional securities exchange on which Buyer Stock is then listed or principal other U.S. national or regional market on which Buyer Stock is then traded).

(c) Notwithstanding the foregoing, Buyer shall not issue shares of Buyer Stock to Sellers (or any Person designated by Sellers) pursuant to Section 2.08(b) to the extent that such issuance would result in Roche Holding Ltd being deemed a “beneficial owner” of more than 9.9% of Buyer Stock (as determined in accordance with Rule 16a-1 promulgated under the 1934 Act).

(d) If, during the period between the Closing Date and the Post-Closing Payment Date, the outstanding shares of Buyer Stock shall be changed into a different number of shares or a different class (including by reason of any subdivision, reclassification, recapitalization, reorganization, stock split, reverse stock split, combination or exchange or readjustment of shares, or stock dividend thereon with a record date during such period), the calculation of the shares of Buyer Stock issuable to Sellers pursuant to Section 2.08(b) shall be appropriately adjusted.

(e) From and after the Closing Date, Buyer shall use its reasonable best efforts to obtain any approval of its stockholders required for the issuance of any shares of Buyer Stock that may be issuable to Sellers pursuant to Section 2.08(b).

(f) As used herein, “Post-Closing Payment Date” means the earlier to occur of (i) the first anniversary of the Closing Date (or, if such date is not a Business Day, on the next succeeding Business Day) or (ii) the Business Day immediately preceding the date on which a Change in Control with respect to Buyer is consummated.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as set forth in the Sellers Disclosure Schedule, Sellers jointly and severally represent and warrant to Buyer as of the date hereof that:

Section 3.01. Corporate Existence and Power. Each of Roche Basel, Roche Nutley and the Company is a corporation duly incorporated, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Company Material Adverse Effect.

Section 3.02. Corporate Authorization. The execution, delivery and performance by each Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby are within such Seller’s corporate powers and have been duly authorized by all necessary corporate action on the part of such Seller. Each Transaction Document to which such Seller is a party constitutes a valid and binding agreement of such Seller.

Section 3.03. Governmental Authorization. The execution, delivery and performance by each Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Authority other than (i) compliance with the applicable requirements of the 1933 Act, the 1934 Act and any other federal state securities laws and (ii) any such action or filing as to which the failure to make or obtain would not have a Company Material Adverse Effect.

Section 3.04. Noncontravention. The execution, delivery and performance by each Seller of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the organizational documents of such Seller or the Company, (ii) assuming compliance with the matters referred to in Section 3.03, violate any Applicable Law, (iii) require any consent or other action by any

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Person under, constitute a default under, or give rise to any Assignment Prohibition or right of termination, cancellation or acceleration of any right or obligation of such Seller or the Company or to a loss of any benefit to which such Seller or the Company is entitled under any provision of any agreement or other instrument binding upon such Seller or the Company or (iv) result in the creation or imposition of any Lien on any asset of the Company, except for any Permitted Liens and with such exceptions, in the case of each of clauses (ii) through (iv), as would not have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.05. Capitalization. (a) The authorized capital stock of the Company consists of 100 shares of Common Stock, all of which are issued and outstanding.

(b) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in this Section 3.05, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any securities or other equity interests of the type described in clauses (i) through (iv) of the preceding sentence.

Section 3.06. Ownership of Assets. (a) Roche Nutley is the record and beneficial owner of the Shares, free and clear of any Lien, and will transfer and deliver to Buyer at the Closing valid title to the Shares free and clear of any Lien.

(b) Roche Nutley and Roche Basel (i) are the sole and exclusive owners of all patents included in the Assigned Nutley Patents and the Assigned Basel Patents, respectively, (ii) subject to the rights licensed to the Company, hold all right, title and interest in and to such patents free and clear of all Liens or licenses and (iii) will convey to Buyer at the Closing good and marketable title to and ownership of the Assigned U.S. Patents and the Assigned Basel Patents, respectively, free and clear all Liens or licenses (other than any licenses to the Company), except, in each of clauses (i) through (iii), as would not reasonably be expected to be material.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(c) The Company (i) is the sole and exclusive owner of all Patent Rights included in the Company Intellectual Property Rights and (ii) holds all right, title and interest in and to such Patent Rights free and clear of all Liens or licenses (other than Permitted Liens or non-exclusive licenses granted by the Company in the ordinary course of business), except, in the case of each of clauses (i) and (ii), as would not reasonably be expected to be material.

Section 3.07. Subsidiary. There is no Person of which the Company directly or indirectly owns voting securities or other equity interests.

Section 3.08. Financial Statements. Section 3.08 of the Sellers Disclosure Schedule sets forth the unaudited stand-alone balance sheet of the Company as of June 30, 2011 (the “Company Balance Sheet”), derived from the accounting books and records of Sellers, their respective Affiliates and the Company and prepared in accordance with Sellers’ internal financial reporting practices. As used herein, “Balance Sheet Date” means June 30, 2011.

Section 3.09. Absence of Certain Changes. Since the Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided, however, that any material event, occurrence, development or state of circumstances or facts with respect to compensation and benefits practices related to Company Employees that is materially inconsistent with past practices since the Balance Sheet Date is listed in Section 3.09 of the Sellers Disclosure Schedule.

Section 3.10. No Undisclosed Material Liabilities. There are no liabilities of the Company of any kind, other than:

(a) liabilities provided for in the Company Balance Sheet;

(b) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date;

(c) liabilities disclosed on Section 2.04(b) or Section 3.10 of the Sellers Disclosure Schedule;

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(d) liabilities disclosed in, related to or arising under any agreements, instruments or other matters disclosed in this Agreement or the Sellers Disclosure Schedule; or

(e) other undisclosed liabilities which, whether considered individually or in the aggregate, are not material to the Company.

Section 3.11. Material Contracts. (a) The Company is neither a party to nor bound by:

(i) any lease (whether of real or personal property) providing for annual rentals of $25,000 or more that cannot be terminated on not more than 60 days’ notice without payment by the Company of any material penalty;

(ii) any material partnership, joint venture or other similar agreement or arrangement;

(iii) any agreement relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $50,000;

(iv) any material agreement that limits the freedom of the Company to compete in any line of business or with any Person or in any area; or

(v) any other agreement, commitment, arrangement or plan not made in the ordinary course of business that is material to the Company.

(b) Each agreement, contract, plan, lease, arrangement or commitment required to be disclosed pursuant to Section 3.11(a) is a valid and binding agreement of the Company, and is in full force and effect, and none of the Company or, to the knowledge of Sellers, any other party thereto is in default or breach in any respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment, except for any such defaults or breaches which would not have a Company Material Adverse Effect.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(c) Each Assigned Nutley License and Assigned Basel License is a valid and binding agreement of Roche Nutley or Roche Basel, as the case may be, and is in full force and effect, and neither such Seller nor, to the knowledge of Sellers, any other party thereto is in default or breach in any respect under the terms of any such Assigned Nutley License or Assigned Basel License, except for any such defaults or breaches which would not have a Company Material Adverse Effect. Other than as listed on Section 3.11(c) of the Sellers Disclosure Schedule, to the knowledge of Sellers, none of Roche Nutley, Roche Basel or the Company has received any written notice under any of the Assigned Nutley Licenses and Assigned Basel Licenses asserting that there has been or that there is likely to occur a breach or default under such Assigned Nutley Licenses and Assigned Basel Licenses.

Section 3.12. Litigation. There is no action, suit, investigation, claim, arbitration or proceeding pending against, or to the knowledge of Sellers, threatened against or affecting, any Seller, the Company or any of their respective properties before any arbitrator or any Governmental Authority which is reasonably likely to be material to the Company. There is no action, suit, investigation, claim, arbitration or proceeding initiated by any Seller or the Company relating to RNAi Products which is reasonably likely to be material to the Company.

Section 3.13. Compliance with Laws and Court Orders. The Company is not in violation of any Applicable Law, except for violations that have not had and would not reasonably be expected to have, whether considered individually or in the aggregate, a Company Material Adverse Effect.

Section 3.14. Properties. The Company has good title to, or in the case of leased property and assets has valid leasehold interests in, all property and assets (whether real, personal, tangible or intangible) reflected on the Company Balance Sheet, except for properties and assets sold since the Balance Sheet Date in the ordinary course of business consistent with past practices or where the failure to have such good title or valid leasehold interests would not have a Company Material Adverse Effect. The Company does not own any real property. None of such property or assets is subject to any Lien, except:

(i) Liens disclosed on Schedule 3.14;

(ii) Liens for Taxes, assessments and similar charges that are not yet due or are being contested in good faith, in each case for which adequate reserves have been made in accordance with GAAP;

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(iii) mechanic’s, materialman’s, carrier’s, repairer’s and other similar Liens arising or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith;

(iv) Liens incurred in the ordinary course of business that would not have a Company Material Adverse Effect; or

(v) other Liens which would not reasonably be expected to be material to the Company (paragraphs (i)-(v) of this Section 3.14 are, collectively, the “Permitted Liens”).

Section 3.15. Intellectual Property. (a) Section 3.15(a) of the Sellers Disclosure Schedule contains a list of all patents, material registered trademarks, registered copyrights and applications for the foregoing that are included in the Company Intellectual Property Rights.

(b) Sellers have no knowledge that any material Company Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person.

(c) To the knowledge of Sellers, the Transferred Patent Rights constitute all of the material Patent Rights owned by Sellers or the Company that are exclusively used in the RNAi Business as currently conducted by the Company, to the extent that Sellers and the Company have such Patent Rights.

(d) Sellers have no knowledge of any infringement, misappropriation or other violation of any Intellectual Property Right of any Third Party in any respect by the Company.

(e) Sellers have no knowledge of any claims made or threatened in writing (including any demand, offer or request to license) by Third Parties asserting that the Sellers or the Company have infringed (or would infringe) or misappropriated the Intellectual Property Rights of any Third Party.

(f) Sellers have no knowledge of the invalidity or unenforceability, in whole or in part, of the Company Intellectual Property.

(g) Sellers have no knowledge of any Third Party claims in writing asserting the invalidity or unenforceability of any portion of the Company Intellectual Property Rights.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(h) Sellers have no knowledge of (i) any Third Party claims in writing contesting the inventorship of any material portion of the Company Intellectual Property Rights or (ii) the failure to name any inventor required to be named in any of the Transferred Patent Rights.

(i) Neither the Company nor any Sellers has notified any Third Party in writing that such Third Party has or would infringe or misappropriate any portion of the material Company Intellectual Property.

(j) Sellers have no knowledge that any of the material Company Intellectual Property Rights set forth on the Sellers Disclosure Schedule have been abandoned, disclaimed, or allowed to expire due to the failure to pay applicable maintenance and renewal fees as of the Closing Date, except as otherwise indicated.

(k) As of the Closing, there are no Required Third Party Payments that are due and payable by the Company to Third Parties under the Alnylam Agreements.

Section 3.16. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any Seller or the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

Section 3.17. Employee Matters. (a) Section 3.17(a) of the Sellers Disclosure Schedule sets forth each material Seller Employee Plan. With respect to each such Seller Employee Plan, Sellers have furnished or made available to Buyer a true and complete copy of the summary plan description or other written summary of all material plan terms. No Seller Employee Plan is sponsored or maintained by the Company. The Company will not have any liabilities with respect to any Seller Employee Plan or any Employee Plan covering any former employee of Roche Kulmbach GmbH following the Closing.

(b) With respect to each Seller Employee Plan, no event has occurred and no circumstance exists that has resulted or could reasonably be expected to result in a liability or Tax that would be a liability or Tax of the Company following the Closing pursuant to Sections 409 or 502(i) of ERISA or Section 4975 of the Code. There are no pending or, to the knowledge of Sellers or the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of, or against any Seller Employee Plan or any Employee Plan covering any former employee of Roche Kulmbach GmbH or any trusts related to any such Seller Employee Plan or Employee Plan that could reasonably be expected to result in any liability that would be a liability of the Company following the Closing.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(c) Within the past seven years, (i) neither the Company nor any ERISA Affiliate has sponsored, contributed to, been required to contribute to, or had any obligations or liability with respect to a “multiemployer plan” within the meaning of Section 3(37) of ERISA and (ii) neither the Company nor Roche Kulmbach GmbH has sponsored, contributed to, been required to contribute to, or had any obligations or liability with respect to a “defined benefit plan” within the meaning of Section 3(35) of ERISA. No event has occurred, and no circumstance exists, that has resulted or could reasonably be expected to result in (A) a liability to the Company that would be a liability of the Company following the Closing with respect to the Company’s or any ERISA Affiliate’s sponsorship of, contribution (or obligation to contribute) to, or payment of (or any obligation to pay) benefits or premiums under any “defined benefit plan” or (B) a lien on the assets of the Company that would arise or continue following the Closing arising by reason of such liability.

(d) No Seller Employee Plan provides medical, life insurance or death benefits with respect to former employees of the Company or Roche Kulmbach GmbH, other than benefits that are required to be provided pursuant to Section 4980B of the Code or other Applicable Law, that would become the liability of Buyer or the Company as a result of the consummation of the transactions contemplated by this Agreement.

(e) The consummation of the transactions contemplated by this Agreement will not, separately or in conjunction with any other event, entitle any Company Employee to receive from the Company severance pay, unemployment compensation or any other payment or accelerate the time of payment, vesting, or funding of, or increase the amount of, compensation due to any Company Employee. Section 3.17(e) of the Sellers Disclosure Schedule sets forth the recipient and the amount of each lump sum cash retention payment to be made on or prior to Closing Date by Sellers or their Affiliates to the Company Employees.

(f) With respect to the Company Employees, (i) none of any Seller or the Company is a party to, or is otherwise subject to, a collective bargaining, works council or similar agreement, (ii) there are no unfair labor practice complaints pending against any Seller or the Company before any labor relations tribunal or authority, (iii) no petition has been filed or proceedings instituted with any labor relations board seeking recognition of a bargaining representative and to

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

the knowledge of Sellers no demand for recognition has been made by, or on behalf of, any labor union or similar organization, (iv) Sellers and the Company are in material compliance with all Applicable Laws respecting employment and employment practices and terms and conditions of employment, including but not limited to wages and hours and the classification of employees and independent contractors, and are not engaged in any unfair labor practice as defined in the National Labor Relations Act, and (v) there is not, nor to the knowledge of Sellers, there is not now threatened, any walkout, strike, lockout, union activity, picketing, work stoppage, work slowdown, material effort to organize or represent the Company Employees, or any other similar occurrence, and there has been no such activity during the past three years. To the knowledge of Sellers, no Company Employee is represented by a labor union. All Company Employees are employees at-will.

(g) Section 3.17(g) of the Sellers Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of the name, title and annual salary of each Company Employee. To the knowledge of Sellers, no current executive or key Company Employee has, nor have Company Employees that in the aggregate are equal to more than 20% of the total number of Company Employees, given notice of termination of employment, or otherwise disclosed to any Seller or the Company plans to terminate employment, with any Seller or the Company.

(h) The Company has not, during the three-year period prior to the date hereof, taken any action that would constitute a “Mass Layoff” or “Plant Closing” within the meaning of the WARN Act or would otherwise trigger notice requirements or liability under any state or local plant closing notice law. No court decision, governmental order, material contract or collective bargaining agreement to which any Seller or the Company is a party or is subject in any way limits or restricts the Company from relocating or closing any of the operations of the Company.

(i) Sellers, the Company and the relevant plan administrator if other than Sellers or the Company have at all relevant times properly classified each provider of services to the Company as an employee or independent contractor, as the case may be, for all purposes relating to each Seller Employee Plan for which such classification could be material, except for any failure to classify properly any such provider of services that has not resulted and could not reasonably be expected to result in any material liability to the Company.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 3.18. Environmental Matters. (a) Except as to matters that would not reasonably be expected to have a Company Material Adverse Effect:

(i) (A) no written notice, order, request for information, complaint or penalty has been received by any Seller or the Company, and (B) there are no judicial, administrative or other actions, suits or proceedings pending or threatened, in the case of each of (A) and (B), which allege a violation of any Environmental Law and relate to the Company;

(ii) there has been no written environmental audit conducted within the past two years by any Seller or the Company in the possession of a Seller or the Company of any property currently owned or leased by the Company which has not been delivered to Buyer prior to the date hereof;

(iii) the Company has complied since October 1, 2008 with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws for the Company to operate;

(iv) to the knowledge of Sellers, there are no Materials of Environmental Concern at any of the properties which the Company owns, leases or operates or at properties formerly owned, leased or operated by the Company, under circumstances that are reasonably likely to result in liability of the Company under any applicable Environmental Law; and

(v) to the knowledge of Sellers, there are no current facts, circumstances or conditions relating to the operations of the Company or any currently or formerly owned, leased or operated properties of the Company that would reasonably be expected to result in the Company incurring liability under any applicable Environmental Law.

(b) Except as set forth in this Section 3.18, no representations or warranties are being made with respect to matters arising under or relating to Environmental Law or other environmental matters.

Section 3.19. Accredited Investor; Purchase for Investment. (a) Each Seller is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, promulgated under the 1933 Act.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(b) Sellers are acquiring the shares of Buyer Stock hereunder for investment for their own account and not with a view to, or for sale in connection with, any distribution thereof. Sellers (either alone or together with their advisors) have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of such investment in the shares of Buyer Stock and are capable of bearing the economic risks of such investment.

Section 3.20. No Other Representations. Except as expressly set forth in this Agreement, Buyer disclaims any express or implied representations or warranties of any nature relating to Buyer or the Buyer Stock.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the Buyer Disclosure Schedule or the Buyer SEC Documents filed after September 30, 2010 and before the date of this Agreement, Buyer represents and warrants to Sellers as of the date hereof that:

Section 4.01. Corporate Existence and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have a Buyer Material Adverse Effect. Buyer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Buyer Material Adverse Effect.

Section 4.02. Corporate Authorization. (a) The execution, delivery and performance by Buyer of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. Each Transaction Document constitutes a valid and binding agreement of Buyer. No vote by holders of any of Buyer’s capital stock is necessary in connection with the consummation of the transactions contemplated by the Transaction Documents.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(b) At meetings duly called and held, Buyer’s board of directors has (i) unanimously determined that this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including the issuance of the shares of Buyer Stock at the Closing pursuant to Section 2.02(a)(ii) and on the Post-Closing Payment Date pursuant to Section 2.08, are fair to and in the best interests of Buyer’s stockholders and (ii) unanimously approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the issuance of the shares of Buyer Stock at the Closing pursuant to Section 2.02(a)(ii) and on the Post-Closing Payment Date pursuant to Section 2.08.

Section 4.03. Governmental Authorization. The execution, delivery and performance by Buyer of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby require no material action by or in respect of, or material filing with, any Governmental Authority other than (i) compliance with the applicable requirements of the 1933 Act, the 1934 Act and any other federal state securities laws, (ii) compliance with the applicable requirements of the NASDAQ Capital Market and (iii) any such action or filing as to which the failure to make or obtain would not have a Buyer Material Adverse Effect.

Section 4.04. Noncontravention. The execution, delivery and performance by Buyer of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate the certificate of incorporation or bylaws of Buyer, (ii) assuming compliance with the matters referred to in Section 4.03, violate any Applicable Law (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Buyer or to a loss of any benefit to which Buyer is entitled under any provision of any agreement or other instrument binding upon Buyer or (iv) result in the creation or imposition of any material Lien on any asset of Buyer, with such exceptions, in the case of each of clauses (ii) through (iv), as would not have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.05. Financing. Buyer has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the Purchase Price and any other amounts to be paid by it hereunder.

Section 4.06. Buyer Stock. The shares of Buyer Stock delivered pursuant to Section 2.02(a)(ii) have been, and the shares of Buyer Stock issued pursuant to Section 2.08 will be when issued, duly authorized and validly issued and are (or will be when issued) fully paid and non-assessable and the issuance thereof is not subject to any preemptive or other similar right.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 4.07. Capitalization. (a) The authorized capital stock of Buyer consists of 145,000,000 shares of Buyer Stock and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 19, 2011, (i) 87,804,443 shares of Buyer Stock were outstanding, (ii) 7,290,947 shares of Buyer Stock were subject to options to purchase shares of Buyer Stock under compensatory stock options or compensation plans or arrangements of Buyer at a weighted-average exercise price of $0.90 per share (of which options to purchase an aggregate of 5,221,980 shares of Buyer Stock were exercisable), (iii) 0 shares of Buyer Stock were subject to awards made in the form of restricted common stock or rights to receive unrestricted common stock, (iv) 24,350,044 shares of Buyer Stock were issuable upon exercise of outstanding warrants to purchase shares of Buyer Stock at a weighted-average exercise price of $0.98, and (v) 0 shares of Series A Preferred Stock, par value $0 per share, of Buyer were issued or outstanding.

(b) All outstanding shares of capital stock of Buyer have been duly authorized and validly issued and are fully paid and non-assessable, and all shares of capital stock of Buyer that may be issued pursuant to any compensatory stock option or other compensation plan or arrangement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights. Except as set forth in this Section 4.07 and for changes since October 5, 2011 resulting from the exercise of warrants or options to purchase shares of Buyer Stock under compensatory stock options or compensation plans or arrangements outstanding on such date and the vesting of awards made in the form of rights to receive unrestricted common stock outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of Buyer, (ii) securities of Buyer convertible into or exchangeable for shares of capital stock or voting securities of Buyer, (iii) options or other rights to acquire from Buyer, or other obligation of Buyer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer or (iv) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, the Company. There are no outstanding obligations of Buyer or any subsidiary of Buyer to repurchase, redeem or otherwise acquire any securities or other equity interests of the type referred to in clauses (i) through (iv) of the preceding sentence. As of the date hereof, there are no outstanding bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(c) Concurrently with or prior to the consummation of the transactions contemplated hereby, Buyer is consummating or has consummated a capital raise (the “Capital Raise”) by (i) selling 23,720,750 shares of Buyer Stock and 915 shares of Buyer’s Series A Preferred Stock, par value $0.001 per share, for aggregate proceeds of at least $9,881,385 and (ii) entering into an equity line agreement by which Buyer may sell a number of shares of Buyer Stock for up to $15,000,000 (the “Equity Line”). Section 4.07(c) of the Buyer Disclosure Schedule sets forth the name of each investor who is participating or has participated in the Capital Raise or Equity Line, the number of shares of Buyer Stock purchased or to be purchased by each such investor and the purchase price therefor and the agreement(s) pursuant to which such purchase has been or is being consummated.

(d) Each agreement that Buyer has entered into on or prior to the date hereof with respect to the Capital Raise or any contemplated Post-Closing Capital Raise (including that Purchase Agreement dated as of October 20, 2011 by and between Buyer and Lincoln Park Capital Fund, LLC) is a valid and binding agreement of Buyer and is in full force and effect, and neither Buyer nor, to the knowledge of Buyer, any other party thereto is, or has threatened or would reasonably be expected to be, in default or breach in any respect under the terms of any such agreement. Buyer has made available to Sellers a true and complete copy of each such agreement.

(e) After giving effect to the Capital Raise, immediately after the Closing, the shares of Buyer Stock issued to Sellers pursuant to Section 2.02(a)(ii) will represent approximately [**]% of the issued and outstanding Buyer Stock and [**]% of Buyer’s share capital on a fully diluted basis (i.e., assuming the conversion, exchange or exercise, as applicable, of (i) all securities convertible into or exchangeable for shares of capital stock or voting securities of Buyer and (ii) all options or other rights to acquire from Buyer, or other obligation of Buyer to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Buyer).

Section 4.08. Buyer Subsidiaries. (a) Each Buyer Subsidiary is an entity duly organized, validly existing and (where applicable) in good standing under the laws of its jurisdiction of formation and has all company powers and all governmental licenses, authorizations, permits, consents and approvals required to

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

carry on its business as now conducted, except for those licenses, authorizations, consents and approvals the absence of which would not have a Buyer Material Adverse Effect. Section 4.08 of the Buyer Disclosure Schedule identifies all material Buyer Subsidiaries and their respective jurisdictions of organization.

(b) All of the outstanding capital stock or other voting securities of each Buyer Subsidiary is owned by Buyer, directly or indirectly, free and clear of any Lien. There are no outstanding (i) securities of Buyer or any Buyer Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of any Buyer Subsidiary, (ii) options or other rights to acquire from Buyer or any Buyer Subsidiary, or other obligation of Buyer or any Buyer Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Buyer Subsidiary or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, the Company. There are no outstanding obligations of Buyer or any Buyer Subsidiary to repurchase, redeem or otherwise acquire any outstanding securities or other equity interests of the type described in clauses (i) through (iii) of the preceding sentence. Except for the capital stock or other voting securities of, or ownership interests in, the Buyer Subsidiaries, Buyer does not own, directly or indirectly, any capital stock or other voting securities of, or ownership interests in, any Person.

Section 4.09. SEC Filings. (a) Buyer has filed with or furnished to the Securities and Exchange Commission all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by Buyer since September 30, 2009 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Buyer SEC Documents”).

(b) As of its filing date (and as of the date of any amendment), each Buyer SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

(c) As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Buyer SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(d) Each Buyer SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Buyer has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act). Such disclosure controls and procedures are designed to ensure that material information relating to Buyer, including the Buyer Subsidiaries, is made known to Buyer’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Buyer’s principal executive officer and principal financial officer to material information required to be included in Buyer’s periodic and current reports required under the 1934 Act.

(f) Buyer and the Buyer Subsidiaries have established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 under the 1934 Act) sufficient to provide reasonable assurance regarding the reliability of Buyer’s financial reporting and the preparation of Buyer’s financial statements for external purposes in accordance with GAAP. Since September 30, 2009, there have not been any (i) significant deficiencies or material weaknesses in the design or operation of internal controls which are or were reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information or (ii) fraud, whether or not material, that involved management or other employees who have or had a significant role in Buyer’s and the Buyer Subsidiaries’ internal controls.

(g) Since September 30, 2009, Buyer has complied in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ Capital Market.

(h) Each of the principal executive officer and principal financial officer of Buyer (or each former principal executive officer and principal financial officer of Buyer, as applicable) have made all certifications required by Rule 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the Securities and Exchange Commission and the NASDAQ Capital Market, and the statements contained in any such certifications are complete and correct.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 4.10. Buyer Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Buyer included or incorporated by reference in the Buyer SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Buyer and its consolidated Buyer Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited financial statements).

Section 4.11. Absence of Certain Changes. Since June 30, 2011, the business of Buyer and the Buyer Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.12. No Undisclosed Material Liabilities. There are no liabilities of Buyer or any Buyer Subsidiary of any kind, other than:

(a) liabilities provided for in Buyer’s most recent audited consolidated balance sheet included in a Buyer SEC Document prior to the date hereof or in the notes thereto;

(b) liabilities incurred in the ordinary course of business of Buyer and the Buyer Subsidiaries consistent with past practices since the date of Buyer’s most recent audited consolidated balance sheet included in a Buyer SEC Document prior to the date hereof;

(c) liabilities disclosed on Schedule 4.12;

(d) liabilities disclosed in, related to or arising under any agreements, instruments or other matters disclosed by Buyer in this Agreement or the Buyer Disclosure Schedule; or

(e) other undisclosed liabilities which, individually or in the aggregate, are not material to Buyer and the Buyer Subsidiaries, taken as a whole.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 4.13. Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer threatened against or affecting, Buyer or any Buyer Subsidiary or any of their respective properties before any arbitrator or any Governmental Authority which is reasonably likely to have a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

Section 4.14. Compliance with Laws and Court Orders. Neither Buyer nor any Buyer Subsidiary is in violation of any Applicable Law, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Buyer Material Adverse Effect.

Section 4.15. Taxes. (a) All federal income Tax Returns and all other material Tax Returns required to be filed with any Taxing Authority on or before the Closing Date with respect to any Pre-Closing Tax Period by, or with respect to, Buyer have been duly and timely filed on or before the Closing Date, and such Tax Returns were accurate in all material respects;

(b) Buyer has timely paid all material Taxes (whether or not shown as due and payable on any Tax Return) owed by Buyer, including Taxes required to be withheld from amounts owing to any employee, creditor, shareholder or other third party;

(c) The charges, accruals and reserves for Taxes with respect to Buyer reflected on the books of Buyer (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover material Tax liabilities accruing through the end of the last period for which Buyer ordinarily records items on its books; and

(d) To Buyer’s knowledge, there is no action, suit, proceeding, investigation, audit or claim pending or proposed in writing, threatened or pending against or with respect to the Buyer in respect of any material Tax.

Section 4.16. Antitakeover Statutes. No antitakeover, “control share acquisition,” “fair price,” “moratorium” or other antitakeover laws enacted under Applicable Law apply to Sellers’ acquisition of shares of Buyer Stock hereunder.

Section 4.17. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 4.18. Accredited Investor; Purchase for Investment. (a) Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, promulgated under the 1933 Act.

(b) Buyer is acquiring the Shares hereunder for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof. Buyer (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

Section 4.19. Inspections; No Other Representations. Except as expressly set forth in this Agreement, Sellers disclaim any express or implied representations or warranties of any nature relating to the Shares, the Transferred Assets and the Company, and Buyer agrees to accept the Shares, the Transferred Assets and the Company without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to any Seller or any of its Affiliates, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, Buyer acknowledges that no Seller makes any representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or the future business and operations of the Company, (ii) any other information or documents made available to Buyer or its counsel, accountants or advisors with respect to the Transferred Assets or the Company or their respective businesses or operations or (iii) the condition of the tangible assets of the Company, except in each case as expressly set forth in this Agreement.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

ARTICLE 5

CERTAIN COVENANTS OF BUYER AND SELLERS

Buyer and Sellers agree that:

Section 5.01. Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement and each other Transaction Document, Buyer and Sellers will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Sellers and Buyer agree, and Buyer, after the Closing, agrees to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and the other Transaction Documents.

Section 5.02. Public Announcements. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby and, except for any press releases and public announcements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement without the consent of the other party.

Section 5.03. Buyer Access to Information. Sellers will deliver to Buyer (i) at the Closing, any laboratory books of Sellers that relate exclusively to the Transferred Assets, (ii) within 45 days after the Closing, those portions of any other laboratory books of Sellers that relate primarily to the Transferred Assets, and (iii) within 10 days after the Closing, copies (in CD ROM or comparable format) of all documents in the electronic dataroom that the Sellers made available to Buyer; provided that Sellers shall be entitled to maintain copies of any materials referred to in each of clauses (i), (ii) and (iii) (and, in the event Sellers have not made any such copies before delivering such materials to Buyer, Buyer shall provide Sellers with “pdf” copies of such materials within 45 days of Buyer’s receipt thereof), which materials shall be subject to the confidentiality obligations set forth in Section 5.04. From and after the Closing Date, Sellers will afford promptly to Buyer and its agents reasonable access to its books of account, financial and other records (including accountant’s work papers), information, employees and auditors to the extent necessary or useful for Buyer in connection with any audit, investigation, dispute or litigation or any other reasonable business purpose relating to the Company; provided that any such access by Buyer shall not unreasonably interfere with the conduct of the business of any Seller. Notwithstanding anything to the contrary contained herein, nothing in this Section 5.03 shall require (i) a Seller or any of its Affiliates to violate any Applicable Law or a contract or obligation of confidentiality owing to a third party or waive the protection of an attorney-client privilege or (ii) the auditors and independent

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

accountants of a Seller or any of its Affiliates to make any work papers available to any Person unless and until such Person has signed a customary confidentiality and hold harmless agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or independent accountants. Buyer shall bear all of the out-of-pocket costs and expenses (including attorneys’ fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

Section 5.04. Seller Access to Information; Cooperation on Certain Matters. (a) From and after the Closing Date, Buyer will cause the Company to afford promptly to Sellers and their agents reasonable access to their properties, books, records, employees and auditors to the extent necessary to permit Sellers to determine any matter relating to their respective rights and obligations hereunder or to any period ending on or before the Closing Date and shall permit Sellers to make and maintain, solely for archival purposes, copies of any laboratory books of the Company or the Sellers that directly relate to the Transferred Assets; provided that any such access by Sellers shall not unreasonably interfere with the conduct of the business of Buyer and shall not grant Sellers any proprietary rights to own or use the information contained therein. Notwithstanding anything to the contrary contained herein, nothing in this Section 5.04 shall require Buyer or any of its Affiliates to violate any Applicable Law or a contract or obligation of confidentiality owing to a third party or waive the protection of an attorney-client privilege. Sellers will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Applicable Law, all confidential documents and information concerning the Company provided to them pursuant to this Section. Sellers shall bear all of the out-of-pocket costs and expenses (including attorneys’ fees, but excluding reimbursement for general overhead, salaries and employee benefits) reasonably incurred in connection with the foregoing.

(b) From and after the Closing Date, except as otherwise required by Applicable Law or agreed to in writing, Buyer and its Affiliates shall, and shall cause the Company to, retain all information and records (including, without limitation, records relating to Taxes) relating to the businesses of the Company that were in the possession of the Company as of the Closing Date and, with respect to Taxes, all records related to Tax Returns for Pre-Closing Tax Periods. In addition, Buyer and its Affiliates shall retain all information and records relating to any matter as to which any party seeks or may seek indemnification

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

from any other party hereunder, in each case until final resolution of the matter to which such information and records relate. Notwithstanding the prior two sentences of this Section 5.04(b), Buyer and its Affiliates may destroy or otherwise dispose of any such information and records at any time, provided that, prior to such destruction or disposal, (i) Buyer shall provide not less than 90 days’ prior written notice to Sellers, specifying the information and records proposed to be destroyed or disposed of, and (ii) if Sellers shall request in writing prior to the scheduled date for such destruction or disposal that any of the information and records proposed to be destroyed or disposed of be delivered to any Seller, Buyer shall promptly arrange for the delivery of such information and records as was requested.

Section 5.05. Seller Marks. As soon as reasonably practicable after the Closing, but in any event within 40 days following the Closing, Buyer shall cause the Company to (i) cease all use of the Seller Marks, (ii) remove, destroy or strike over all Seller Marks from the Company’s assets and other materials, including as part of its stationary, displays, signs, promotional materials, manuals, forms, websites, email and other materials and (iii) file amendments to their respective certificates of incorporation, articles of association or other organizational documents with the applicable Governmental Authorities changing the names of the Company to names that do not include any of the Seller Marks. Any use by the Company of the Seller Marks during the limited phase-out period provided in this Section 5.05 shall be (A) solely in connection with goods, products and services that are (x) the type of goods, products and services in connection with which the Company were using the Seller Marks immediately prior to the Closing and (y) of a quality at least as high as the quality of goods, products and services provided by the Company immediately prior to the Closing and (B) subject to all style and other usage guidelines in effect for the Seller Marks (as may be modified by Sellers from time to time). All goodwill associated with the use by the Company of the Seller Marks shall inure to the benefit of Sellers or their respective Affiliates, as applicable. Following the Closing, none of Buyer, its Affiliates nor the Company shall (1) contest the validity or ownership of any of the Seller Marks or (2) subject to the limited phase-out period provided in this Section 5.05, use, adopt or employ any Seller Mark or any variation or derivative of any Seller Mark, including any Trademark that is confusingly similar to any Seller Mark. For the purposes of this Section 5.05, “Seller Marks” shall mean any and all Trademarks owned or controlled by Sellers or any of their respective Affiliates, including the Trademark “Roche”.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 5.06. NASDAQ Listing; Listing of Buyer Stock. (a) Buyer will use its reasonable best efforts to maintain the listing of Buyer Stock on the NASDAQ Capital Market for at least one year after the Post-Closing Payment Date, including, if necessary, by effecting a reverse stock split with respect to the outstanding shares of Buyer Stock.

(b) Buyer shall take all necessary action to cause the shares of Buyer Stock to be issued to a Person designated by Sellers (i) pursuant to Section 2.02(a)(ii) to be listed on the NASDAQ Capital Market promptly following the Closing (but no later than 30 days thereafter) and (ii) pursuant to Section 2.08 to be listed on the NASDAQ Capital Market (or if Buyer Stock is not then listed on such market, on the principal other U.S. national or regional securities exchange on which Buyer Stock is then listed or principal other U.S. national or regional market on which Buyer Stock is then traded) promptly following the Post-Closing Payment Date (but no later than 30 days thereafter).

Section 5.07. Legend Removal. Buyer will use its best efforts to replace as soon as possible the certificates or book entries representing the shares of Buyer Stock conveyed by Buyer pursuant to Section 2.02(a)(ii) and Section 2.08 with certificates or book entries not bearing the legend required by Section 2.05 if Buyer receives such representations from Sellers as Buyer may reasonably request to enable Buyer to provide an opinion of counsel (which may be in-house counsel), in reliance on such representations, that such legends are no longer required for purposes of applicable securities law.

Section 5.08. Notices of Certain Events. Each party shall promptly notify the other of:

(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or any other Transaction Document; or

(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement or any other Transaction Document.

Section 5.09. Patent Service Providers. Within 45 days after the Closing, Sellers agree to deliver a notice, with copy to Buyer, to each non-Affiliated Person (each, a “Patent Service Provider”) engaged on the date hereof by or on behalf of any Seller or any of its Affiliates with respect to the registration or

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

protection of, or prosecution or defense of claims related to, any patents included in the Transferred Patent Rights. Such notice shall inform the Patent Service Provider of the assignment of the applicable Transferred Patent Rights hereunder and shall instruct the Patent Service Provider to cease any work relating thereto on behalf of Sellers or any of their respective Affiliates. For the avoidance of doubt, none of Sellers or any of their respective Affiliates shall have any liability or obligation hereunder with respect to (i) the continued engagement of any Patent Service Provider from and after the Closing or (ii) any fees or other charges of any Patent Service Provider incurred after the earlier of the 45-day period following the Closing or the date of delivery of the notice contemplated in this Section to such Patent Service Provider.

Section 5.10. Insurance. Buyer agrees that all insurance policies covering the Company maintained by or on behalf of any Seller or any of its Affiliates shall not provide coverage to the Company following the Closing and that, after the Closing, each Seller and its Affiliates shall have no obligation of any kind to maintain any form of insurance covering the Company.

Section 5.11. Mutual Release. (a) Effective immediately prior to the Closing, each Seller hereby irrevocably waives, releases and discharges the Company from any and all liabilities and obligations to such Seller and its Affiliates of any kind or nature whatsoever (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding, or the certificate of incorporation, bylaws, or other constitutive documents of the Company or otherwise at law or equity. The foregoing waiver, release and discharge shall not apply in respect of any liability or obligation arising under (i) any intercompany agreements or arrangements set forth in Section 2.04(a) of the Sellers Disclosure Schedule, (ii) any of the other terms of the Transaction Documents (including, without limitation, Section 2.04(b) and indemnification obligations arising under this Agreement), (iii) any other agreement or instrument delivered in connection with a Transaction Document or (iv) any agreement entered into on or after the Closing Date.

(b) At the Closing, Buyer shall cause the Company to irrevocably waive, release and discharge each Seller and its Affiliates from any and all liabilities and obligations to the Company of any kind or nature whatsoever (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, and whether arising under any agreement or understanding, or the

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

certificate of incorporation, bylaws, or other constitutive documents of the Company or otherwise at law or equity. The foregoing waiver, release and discharge shall not apply in respect of any liability or obligation arising under (i) any intercompany agreements or arrangements set forth in Section 2.04(a) of the Sellers Disclosure Schedule, (ii) any of the other terms of the Transaction Documents (including, without limitation, indemnification obligations arising under this Agreement), (iii) any other agreement or instrument delivered in connection with a Transaction Document or (iv) any agreement entered into on or after the Closing Date.

Section 5.12. Covenant Not to Challenge Patent Rights. From and after the Closing, Sellers shall not, and shall cause their Affiliates not to, challenge or knowingly assist any Third Party in challenging the validity or enforceability of the Patent Rights included within the Transferred Patent Rights.

ARTICLE 6

CERTAIN COVENANTS RELATING TO BUYER PRODUCTS

Section 6.01. Rights of First Negotiation. (a) From and after the Closing Date, if Buyer or any of its Affiliates proposes to Out-License any Clinical Candidate, subject to the limitations set forth in Section 6.01(f), or Existing Candidate, or to enter into substantive discussions or negotiations with any non-Affiliated Person relating to the Out-License of any such Clinical Candidate or Existing Candidate, Buyer shall give Sellers written notice thereof. Such notice shall include (i) a description in reasonable detail of the Candidate, including the status of its development and the status of any discussions with Regulatory Authorities relating thereto and (ii) the territory to which such Out-License would apply.

(b) Sellers shall have [**] after receipt of a notice delivered pursuant to Section 6.01(a) to notify Buyer in writing that Sellers are interested in negotiating the applicable Out-License on commercially reasonable terms. If Sellers so notify Buyer within this [**] period (such notice being an “Opt-in Notice”), Buyer shall as promptly as reasonably practicable thereafter provide Sellers with detailed information (including confidential information) regarding the applicable Candidate, including a summary of all biological, chemical and other Candidate data and an identification of all patents, trademarks and/or other Intellectual Property Rights that are owned (wholly or partly), used or in-licensed by Buyer or its Affiliates and that are practiced by, arise from and/or otherwise relate to the Candidate and/or the manufacture or sale thereof (collectively, the “Data

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Package”). If Sellers do not timely provide an Opt-in Notice pursuant to this Section 6.01(b) with respect to a particular proposed Out-License, then, subject to Section 6.01(e), Buyer shall be free for a period of [**] from the expiration of the [**] notice period to pursue that proposed Out-License with any Third Party.

(c) During the Term Sheet Period with respect to any proposed Out-License, Buyer will negotiate exclusively and in good faith with Sellers regarding the applicable Out-License. During such Term Sheet Period, Buyer shall provide (or cause to be provided) such additional information regarding the applicable Candidate reasonably requested by Sellers that is in Buyer’s possession or control, provided that Buyer shall not be required to perform any studies or expend any material funds to generate such information. During such Term Sheet Period, Sellers may (but are not required to) submit a proposal in the form of a written term sheet with respect to the definitive terms of such Out-License, including the consideration proposed to be paid in connection with such Out-License, (including, to the extent applicable, the amount of the upfront and deferred cash consideration and, to the extent that any portion of such cash consideration is to be subject to earn out obligations, milestones or other contingencies, the nature of such contingencies, the amount and term of any royalties and the amount of any research and development funding) and other material terms and conditions of such Out-License. The “Term Sheet Period” with respect to any proposed Out-License means that number of days following Sellers’ receipt of the applicable Data Package equal to [**] less the number of days that elapsed between Sellers’ receipt of Buyer’s applicable notice delivered pursuant to Section 6.01(a) and Sellers’ delivery of the applicable Opt-In Notice.

(d) Until the expiration of the Exclusivity Period with respect to a Candidate, Buyer shall not (and shall cause its Affiliates not to) negotiate, discuss or enter into any agreement with any Person other than Sellers or an Affiliate of Sellers with respect to any Out-License of such Candidate. The “Exclusivity Period” with respect to any Candidate means the period beginning on the date hereof and ending (i) if Sellers have not delivered a notice in accordance with Section 6.01(b), on the [**] following Sellers’ receipt of Buyer’s notice delivered pursuant Section 6.01(a) or (ii) if Sellers have delivered a notice in accordance with Section 6.01(b), at the end of the applicable Term Sheet Period; provided that the Exclusivity Period may be extended by mutual written agreement of the parties.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(e) Following the Exclusivity Period with respect to any Candidate, Buyer and its Affiliates shall be entitled to negotiate and enter into a definitive agreement with respect to an Out-License of such Candidate with any other Person; provided that (i) if Sellers have submitted a written term sheet to Buyer pursuant to Section 6.01(c) during the applicable Exclusivity Period, the terms of such Out-License with any other Person may not be less favorable, on the whole, to Buyer or its applicable Affiliates than the terms last proposed by Sellers in any such term sheet delivered to Buyer during the Exclusivity Period; (ii) such Out-License must apply to the same territory identified in the applicable notice delivered by Buyer to Sellers pursuant to Section 6.01(a) and not to any portion there of or any other territory; and (iii) if Buyer does not consummate an arrangement with a non-affiliated Person with respect to such Out-License within [**] after the end of the applicable Exclusivity Period, Buyer’s right to negotiate with and enter into such Out-License with any Person other than Sellers shall terminate until Buyer has complied again with the procedures set forth in this Section 6.01.

(f) Notwithstanding anything to the contrary herein, Buyer’s obligations under this Section 6.01 with respect to Out-Licenses of Candidates that are Clinical Candidates shall apply only to the first five Clinical Candidates with respect to which Buyer has (i) delivered Sellers a notice pursuant to Section 6.01(a), (ii) fully complied with the terms of this Section 6.01 and (iii) entered into an Out-License with Sellers, any Affiliate of Sellers or any other Person not affiliated with Buyer. For the avoidance of doubt, Buyer shall not at any time be entitled to Out-License Candidates that are Existing Candidates without first complying with the procedures set forth in Section 6.01(a)-(e).

(g) Sellers will hold, and will use their best efforts to cause their Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence (meaning that the applicable information will not be disclosed to any Third Party or used for any purpose other than as necessary to evaluate a potential Out-License), unless compelled to disclose by judicial or administrative process or by other requirements of Applicable Law, all confidential documents and information concerning a Candidate provided to Sellers pursuant to this Section 6.01. and Sellers shall be liable for any unauthorized disclosure or use of such confidential documents or information by their Affiliates, officers, directors, employees, accountants, counsel, consultants, advisors or agents.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 6.02. Royalty Payments. (a) For sales of any Candidate for which Sellers or any of their Affiliates, on the one hand, and Buyer or any of its Affiliates, on the other hand, do not enter into an Out-License pursuant to Section 6.01, Buyer shall pay Sellers royalty payments in an amount equal to three percent (3%) of Net Sales with respect to each Royalty Product during the applicable Royalty Period; provided that if there is no Valid Claim Covering such Royalty Product in a given country, or if a Generic Version of the Royalty Product has been approved for commercialization in such country, then in either case the royalty payments on such Royalty Product with respect to Net Sales generated in such country shall be reduced to an amount [**] of such Net Sales generated in such country during the applicable Royalty Period. Such royalty payments shall be paid in accordance with this Section 6.02(b). For purposes of this Section 6.02(b), a “Generic Version” of a Royalty Product shall mean (i) a generic or follow-on drug product marketed in the United States that has been approved by the U.S. Food and Drug Administration (FDA) under 21 USC § 505(j) or 21 USC § 505(b)(2); (ii) a biosimilar or interchangeable biological product marketed in the United States that has been approved by FDA under 42 USC § 262(k); and (iii) a drug or biological product marketed outside the United States for which the equivalent foreign application for approval of a generic drug or biosimilar product has been approved by the applicable Regulatory Authority in the relevant foreign jurisdiction.

(b) Until the termination of all applicable Royalty Periods, Buyer shall, within 90 days after the end of each fiscal quarter, (i) deliver to Sellers a statement setting forth in reasonable detail its calculation of Net Sales for the fiscal quarter then ended with respect to each Royalty Product that has had a First Commercial Sale, which statements will be held in confidence in accordance with Section 6.01(g), and (ii) pay Sellers any royalty amounts, as determined in accordance with this Section 6.02, that are accrued and unpaid as of the end of the fiscal quarter then ended.

(c) The “Royalty Period” with respect to any Royalty Product in a given country shall begin on the First Commercial Sale of such Royalty Product in such country and shall continue until the later of (i) the expiration of the last-to-expire Valid Claim Covering such Royalty Product in such country and (ii) [**] after the First Commercial Sale of such Royalty Product in such country.

(d) As used herein, “Net Sales” with respect to any Royalty Product means the amount of gross sales of such Royalty Product worldwide that are invoiced by Buyer or any of its Affiliates, or any of its or their licensees or sublicensees, to any Person, as reduced by the following deductions to the extent actually allowed or incurred with respect to the sales of such Royalty Product and accounted for on a product by product basis, and in each case in accordance with GAAP or, if the Person that is commercializing the Royalty Product does not report Net Sales in accordance with GAAP, in accordance with IFRS:

(i) [**]; [**]; [**]; [**]; [**];

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(e) Buyer shall be entitled to deduct from royalty payments payable hereunder for a given Royalty Product [**] of Required Third Party Payments paid by Buyer with respect to such Royalty Product during the applicable reporting period; provided that in no event shall a deduction under this Section 6.02(e) reduce any royalty payment with respect to any such Royalty Product payable by Buyer hereunder by more than [**].

(f) For purposes of determining Net Sales with respect to any Royalty Product that is to be sold as part of a Combination Product:

(i) If any Royalty Product is to be sold as part of a Combination Product, Buyer shall so notify Sellers approximately 180 days prior to the anticipated First Commercial Sale in any country of such Combination Product. The parties shall promptly thereafter meet to negotiate in good faith to agree on an appropriate adjustment to the Net Sales of such Combination Product in order to determine the Net Sales with respect to such Royalty Product for purposes of this Section 6.02. Any such adjustment shall be determined on a country-by-country basis and shall reflect the relative fair market value of the Royalty Product and any other pharmaceutically active ingredients contained in such Combination Product.

(ii) If the parties cannot reach agreement as contemplated in Section 6.02(f)(i), then the Net Sales of such Royalty Product, for purposes of this Section 6.02, shall be determined by multiplying the Net Sales of the Combination Product (which shall be computed as though such Combination Product were a Royalty Product for purposes of the definition of “Net Sales” in Section 6.02(d)) on a country-by-country basis, during the applicable royalty reporting period, by the fraction [**], where A is the average sale price of the applicable Royalty Product when sold separately in finished form in the applicable country and B is the average sale price of the other active pharmaceutical product(s) included in the Combination Product when sold separately in finished form in the applicable country, in each case during the applicable royalty reporting period or, if sales of both the applicable Royalty Product and the other product(s) did not occur in such period, then in the most recent royalty reporting period in which such separate sales of both such Royalty Product and the other product(s) occurred.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(iii) In the event that an average sale price cannot be determined for both the applicable Royalty Product and all other active pharmaceutical products(s) included in such Combination Product in accordance with Section 6.02(f)(ii), then Net Sales of the applicable Royalty Product for purposes of this Section 6.02 shall be calculated by multiplying the Net Sales of such Combination Product by the fraction [**], where C is the fair market value of the Royalty Product and D is the fair market value of all other active pharmaceutical product(s) included in the Combination Product. If the parties cannot promptly agree on the respective fair market values of such Royalty Product and such other product(s), they shall engage a mutually acceptable expert to determine, as promptly as practicable, the respective fair market values of such Royalty Product and such other product(s). Such expert determination shall be final and binding on Buyer and Sellers for purposes of this Section 6.02. The cost of such expert’s review shall be borne equally by Buyer and Sellers.

Section 6.03. Milestone Payments. (a) Subject to Section 6.03(c), with respect to each Existing Candidate as to which Buyer or any of its Affiliates, on the one hand, and Sellers or any of their Affiliates, on the other hand, have not entered into an Out-License pursuant to Section 6.01, Buyer shall pay Sellers the following amounts upon the achievement of each of the following milestones:

(i) $ [**] upon the first Regulatory Approval of such Existing Candidate in the United States;

(ii) $ [**] upon the first Regulatory Approval of such Existing Candidate in any member country of the European Union;

(iii) $ [**] upon the first Regulatory Approval of such Existing Candidate in Japan;

(iv) $ [**] upon the achievement of Net Sales of $ [**] in any calendar year with respect to such Existing Candidate;

(v) $ [**] upon the achievement of Net Sales of $ [**] in any calendar year with respect to such Existing Candidate.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(b) For purposes of this Section 6.03, Net Sales with respect to each Existing Candidate shall be calculated in accordance with Section 6.02(d). Within 30 days after the achievement of any of the milestones set forth in Section 6.03(a), Buyer shall notify Sellers thereof and shall pay the amounts due hereunder.

(c) Buyer shall be obligated to make each of the payments described in clauses (i) through (v) of Section 6.03(a) (x) once (but no more than once) with respect to all Existing Candidates derived directly from the Company’s research program with respect to [**], (y) once (but no more than once) with respect to all Existing Candidates derived directly from the Company’s research program with respect to [**] and (z) once (but no more than once) with respect to Existing Candidates derived directly from the Company’s research program with respect to [**]; provided in each case that the applicable Existing Candidate has achieved a corresponding milestone event set forth in clauses (i) through (v) of Section 6.03(a).

ARTICLE 7

TAX MATTERS

Section 7.01. Tax Representations. (a) Sellers represent and warrant to Buyer as of the date hereof that except as set forth on Section 7.01(a) of the Sellers Disclosure Schedule, (i) all federal income Tax Returns and all other material Tax Returns required to be filed with any Taxing Authority on or before the Closing Date with respect to any Pre-Closing Tax Period by, or with respect to, the Company or any Transferred Assets have been duly and timely filed on or before the Closing Date; (ii) the Company has timely paid all material Taxes (whether or not shown as due and payable on any Tax Return) owed by the Company or with respect to the Transferred Assets, including Taxes required to be withheld from amounts owing to any employee, creditor, shareholders or other third party; (iii) the Tax Returns that have been filed are true, correct and complete in all material respects; (iv) the charges, accruals and reserves for Taxes with respect to the Company reflected on the face (rather than any notes thereto) of the most recent Balance Sheet (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover Tax liabilities as of the most recent Balance Sheet Date; (v) to Sellers’ knowledge, there is no action, suit, proceeding, investigation, audit or claim now proposed, threatened or pending against or with respect to the Company or any Transferred Assets in respect of any material Tax; (vi) the Company has not distributed stock of another corporation or has had its stock

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

distributed in a transaction that was purported or intended to be governed, in whole or in part, by Section 355 or Section 361 of the Code within the preceding two (2) years; (vii) the Company has not participated, or is not currently participating, in a “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b); (viii) the Company is not a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of Taxes, or has any liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, as a transferee or successor, by contract or otherwise; (ix) to Sellers’ knowledge, no claim has been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company or may be subject to Tax, or that the Transferred Assets are subject to Tax, in such jurisdiction; and (x) the Company has not waived any statute of limitations in respect of any material Taxes or agreed to any extension of time with respect to Taxes, and no such waiver or agreement has been made with respect to the Transferred Assets.

(b) Buyer represents and warrants to Sellers as of the date hereof that (i) Buyer Stock is the only class of equity securities of Buyer currently outstanding; (ii) the Buyer has not issued any shares of Buyer Stock, other than in connection with this Agreement and to purchasers participating in the Capital Raise, since April 29, 2011; (iii) after giving effect to the Capital Raise, immediately after the Closing, the sum of (A) the number of shares of Buyer Stock issued to Sellers hereunder and (B) the aggregate number of shares of Buyer Stock held by all purchasers participating in the Capital Raise (including, for the avoidance of doubt, all shares of Buyer Stock that such persons held immediately before the consummation of the Capital Raise) will be less than 80% of the total number of shares of Buyer Stock then outstanding; and (iv) Buyer has no present intention or obligation to issue, to any person or group of persons (including pursuant to the Post-Closing Capital Raises), additional shares of any class of stock of Buyer that, when aggregated with (A) the shares of any class of stock of Buyer held by all such persons or groups immediately prior to the issuance of such additional shares and (B) the shares of Buyer Stock described in clauses (iii)(A) and (iii)(B) above, in each case properly adjusted to reflect any subdivision, reclassification, recapitalization, reorganization, stock split, reverse stock split, combination or exchange or readjustment of shares, or stock dividend thereon with a record date during the period between Closing Date and the date of the issuance of such additional shares, would constitute 80% or more of the total voting power of all classes of stock of Buyer entitled to vote.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 7.02. Tax Covenants. (a) Buyer covenants that it will not, and will not cause or permit the Company or any Affiliate of Buyer to, (i) take any action on the Closing Date other than in the ordinary course of business, including but not limited to the distribution of any dividend or the effectuation of any redemption that could give rise to any Tax liability or reduce any Tax Asset of the Seller Group or give rise to any loss of any Seller or the Seller Group under this Agreement, or (ii) amend any Tax Return for a Pre-Closing Tax Period.

(b) Buyer (or any Affiliate of Buyer) or Sellers (or any of their respective Affiliates), as the case may be, shall (i) be entitled to deduct and withhold any Taxes required under the Code or any Applicable Law to be deducted and withheld from any and all payments by or on account of any obligation of Buyer (or any Affiliate of Buyer) or Sellers (or any of their respective Affiliates) under this Agreement, (ii) pay the full amount deducted to the relevant Taxing Authority in accordance with Applicable Law and (iii) provide the recipient of such payment with the original or a certified copy of a receipt issued by such Taxing Authority evidencing the payment of such Taxes, a copy of the Tax Return reporting the payment of such Taxes or other evidence of the payment of such Taxes reasonably satisfactory to the recipient. To the extent that any amounts are deducted or withheld, such amounts will be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction and withholding was made. Buyer and Sellers agree to reasonably cooperate to minimize any Taxes otherwise required to be withheld or deducted from any and all payments made under this Agreement.

(c) All Tax Returns required to be filed after the Closing Date with respect to the Company with respect to any Tax period that ends on or before the Closing Date and all Tax Returns relating to Roche Kulmbach GmbH will be filed by Sellers or their applicable Affiliate(s) when due (taking into account any extension of a required filing date).

(d) Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to any Straddle Tax Period (other than any Tax Returns related to Roche Kulmbach GmbH, which shall be prepared by Sellers or their applicable Affiliate(s)). Each such Tax Return shall be prepared in a manner consistent with the prior practice of the Company, unless otherwise required by law. Buyer shall submit each such Tax Return to Sellers (together with schedules, statements and, to the extent reasonably requested by Sellers, supporting documentation) at least 30 days prior to the due date (including extensions) of such Tax Return. Sellers shall provide

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Buyer with comments, if any, within 15 days of receipt of any such draft Tax Return. To the extent that Sellers have commented on any Tax Return in accordance with this Section 7.02(d), Buyer shall consider such comments in good faith, and shall not file any such Tax Return without the prior written consent of Sellers, not to be unreasonably withheld or delayed. Sellers shall pay promptly to Buyer, or at Buyer’s request, to the applicable Taxing Authority, any Covered Taxes attributable (as defined in the manner described in Section 7.06(b)) to the Pre-Closing Tax Period included in the Straddle Tax Period with respect to which such Tax Return is filed.

(e) Buyer shall promptly pay or cause to be paid to Sellers all refunds of Taxes and interest thereon received by Buyer, any Affiliate of Buyer or the Company attributable to Taxes paid by any Seller, the Company (or any predecessor or Affiliate of any Seller) with respect to any Pre-Closing Tax Period, net of any resulting correlative adjustments imposed upon Buyer or the Company and not otherwise subject to Sellers’ obligations under Section 7.06. If, in lieu of receiving any such refund, the Company (i) actually reduces a cash Tax liability with respect to a Post-Closing Tax Period or (ii) increases a Tax Asset that can be carried forward to a Post-Closing Tax Period and, with respect to such Tax Asset, Buyer actually realizes value in cash in the taxable year such increase is made or any of the five immediately succeeding taxable years, Buyer shall promptly pay or cause to be paid to Sellers the amount of such reduction in Tax liability or the amount of any benefit resulting from such increase in Tax Assets, as the case may be.

(f) All Transfer Taxes in respect of the transfer of the Shares pursuant to this Agreement (and all costs and expenses relating to the preparation and filing of Tax Returns with respect thereto) shall be borne equally by Buyer and Sellers. All Transfer Taxes in respect of the transfer of the Transferred Assets pursuant to this Agreement (and all costs and expenses relating to the preparation and filing of Tax Returns with respect thereto) shall be borne solely by the Sellers. Buyer will file all necessary Transfer Tax Returns and other documentation with respect to Transfer Taxes and fees, and Sellers shall promptly reimburse Buyer for Sellers’ portion of the costs and expenses associated with the preparation and filing of such Transfer Tax Returns. For the avoidance of doubt, this Section 7.02(f) shall not apply to any withholding Taxes or value added Taxes. If required by Applicable Law, each Seller will, and will cause its Affiliates to, join in the execution of any such Transfer Tax Returns and other documentation.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(g) Except as contemplated by this Agreement, Buyer agrees that no Seller nor any of its Affiliates shall have any liability for any Tax resulting from any action referred to in Section 7.02(a) taken by the Company, Buyer or any Affiliate of Buyer, and agrees to indemnify and hold harmless each Seller and each of its Affiliates against (i) any such Tax (together with any interest, penalty or addition to Tax), (ii) any Tax incurred or suffered by any Seller or any of its Affiliates, arising out of a breach of any other covenant or agreement contained in this Article 7, (iii) any Tax imposed on the Company relating to a Post-Closing Period and that is not subject to Sellers’ indemnification obligation under Section 7.06(a), (iv) any Tax imposed on the Company, Sellers or any of their Affiliates as a result of an election made or deemed made by Buyer under Section 338 of the Code or any comparable provision of Applicable Law, (v) any Tax incurred or suffered by any Seller or any of its Affiliates, arising out of a breach of Buyer’s representations in Section 7.01(b), (vi) any Covered Tax described in Section 7.02(d) to the extent that Sellers have previously paid such Covered Tax to Buyer or the applicable Taxing Authority in accordance with the terms of Section 7.02(d) and (vii) any liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys’ fees and expenses), losses, damages, assessments, penalties, fines, fees, settlements, judgments or other charges (“Losses”) as a result of, arising out of, or directly or indirectly relating to the imposition, assessment or assertion of any Tax described in clause (i), (ii), (iii), (iv), (v) or (vi) above, including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax. Sellers agree to give notice to Buyer within 10 business days of the commencement of any action or proceeding, in respect of which indemnity may be sought under this Section 7.02(g). Buyer may, at its own expense, participate in and, upon notice to Sellers, assume the defense of any such suit, action, litigation or proceeding (including any Tax Audit), but only to the extent any such suit, action, litigation or proceeding relates to a claim for Taxes in respect of which indemnification may be sought pursuant to this Section 7.02(g). If Buyer assumes such defense, Buyer shall have the sole discretion as to the conduct of such defense and Sellers shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at their own expense, separate from the counsel employed by Buyer. Whether or not Buyer chooses to defend or prosecute any such suit, action or proceeding, Buyer shall not, without the prior written consent of Sellers (not to be unreasonably withheld), settle any such suit, action, litigation or proceeding if such settlement would have a significant adverse effect on the Tax liability of the Company, any Seller or any of its Affiliates with respect to a Pre-Closing Tax Period. For the avoidance of doubt, any such claims for indemnification shall not be subject to any limitations on survival, cap and/or minimum claim amounts provided in Article 9.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 7.03. Tax Sharing. Any and all existing Tax Sharing Agreements between the Company and any member of the Seller Group shall be terminated as of the Closing Date. After such date none of the Company, any Seller or any Affiliate of any Seller shall have any further rights or liabilities thereunder. This Agreement shall be the sole Tax sharing agreement relating to the Company for all Pre-Closing Tax Periods.

Section 7.04. Cooperation on Tax Matters. Buyer and Sellers agree to reasonably cooperate to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably necessary for the filing of any return (including any report required pursuant to Section 6043A of the Code and all Treasury Regulations promulgated thereunder), for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Buyer and Sellers agree to retain or cause to be retained all books and records pertinent to the Company until the applicable period for assessment under Applicable Law (giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into with any Taxing Authority. The Company agrees to give Sellers reasonable notice prior to transferring, discarding or destroying any such books and records relating to Tax matters for a Pre-Closing Tax Period and, if any Seller so requests, the Company shall allow such Seller to take possession of such books and records. Buyer and Sellers shall reasonably cooperate with each other in good faith in the conduct of any audit or other proceedings involving the Company for any Tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

Section 7.05. FIRPTA Certificates. Prior to the Closing, Roche Nutley will have delivered to Buyer a certificate (in a form reasonable acceptable to Buyer) that satisfies the requirements of Treasury Regulation Section 1.1445-2(b)(2) and confirms that Roche Nutley is not a “foreign person” as defined in Section 1445 of the Code.

Section 7.06. Indemnification by Sellers. (a) Sellers jointly and severally hereby indemnify Buyer against and agree to hold it harmless from any (i) Covered Tax, (ii) Tax incurred or suffered by Buyer or any of its Affiliates, arising out of a breach of any covenant or agreement contained in this Article 7

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

and (iii) Losses incurred or suffered by Buyer and its Affiliates and, effective as of the Closing, the Company, as a result of, arising out of or directly or indirectly relating to the imposition, assessment or assertion of any such Covered Tax, including those incurred in the contest in good faith in appropriate proceedings related to the imposition, assessment or assertion of any Covered Tax; provided, however, that Sellers shall have no liability for the payment of any Loss attributable to or resulting from any action described in Section 7.02(a) hereof. For the avoidance of doubt, any such claims for indemnification shall not be subject to any limitations on survival, cap and/or minimum claim amounts provided in Article 9.

(b) For purposes of this Section, in the case of any Taxes (other than Transfer Taxes, which will be allocated under Section 7.02(f)) that are payable for a Straddle Tax Period, the portion of such Tax related to the portion of such Tax period ending on and including the Closing Date shall (x) in the case of any Taxes other than gross receipts, sales or use Taxes and income Taxes, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any income Tax and any gross receipts, sales or use Tax, equal the portion of such Tax that would have been payable if the relevant Tax period ended on and included the Closing Date, determined in a manner consistent with prior practice of the Company.

(c) If Sellers’ indemnification obligation under this Section 7.06 arises in respect of an adjustment which makes allowable to Buyer, any of its Affiliates or, effective upon the Closing, the Company any deduction, amortization, exclusion from income or other allowance (a “Tax Benefit”) which would not, but for such adjustment, be allowable, then any payment by any Seller to Buyer shall be an amount equal to (x) the amount otherwise due but for this Section 7.06(c), minus (y) the value actually realized in cash with respect to the Tax Benefit in (i) the Tax year with respect to which such adjustment is made and (ii) any succeeding Tax year ending on or prior to the date of such payment by such Seller. Such value shall be considered equal to the excess of (I) the amount of Taxes that, in the absence of such Tax Benefit, would have been payable in cash by Buyer, any of its Affiliates or, effective upon the Closing, the Company over (II) the amount of Taxes actually paid in cash by Buyer, any of its Affiliates or, effective upon the Closing, the Company (taking into account any Tax refund, offset or other reduction in Tax liability resulting from the Tax Benefit). If, in any of the first five Tax years ending after the date of such payment by such

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Seller, Buyer actually realizes value in cash with respect to a Tax Benefit made allowable by such adjustment, Buyer shall pay such Seller an amount equal to the value so realized within 90 days of the filing of the applicable Tax Return or any adjustment for the Tax year in which the Tax Benefit is made allowable.

(d) Any payment by any Seller pursuant to this Section 7.06 shall be made not later than 30 days after receipt by Sellers of written notice from Buyer stating that any Loss has been paid by Buyer, any of its Affiliates or, effective upon the Closing, the Company and the amount thereof and of the indemnity payment requested.

(e) If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 7.06 is asserted in writing against Buyer, any of its Affiliates or, effective upon the Closing, the Company, Buyer shall notify Sellers of such claim or demand within 10 business days of receipt thereof and shall give Sellers such information with respect thereto as Sellers may reasonably request and that is reasonably available to Buyer. Sellers may discharge, at any time, their indemnification obligation under this Section 7.06 by paying to Buyer the amount payable pursuant to this Section 7.06, calculated on the date of such payment. Any Seller may, at its own expense, participate in and, upon notice to Buyer, assume the defense of any such claim, suit, action, litigation or proceeding (including any Tax audit), but only to the extent that such claim, suit action, litigation or proceeding relates to a claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 7.06. If any Seller assumes such defense, such Seller shall have the sole discretion as to the conduct of such defense and Buyer shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by such Seller. Whether or not any Seller chooses to defend or prosecute any claim, (i) all of the parties hereto shall reasonably cooperate in the defense or prosecution thereof and (ii) Sellers shall not, without Buyer’s prior written consent (not to be unreasonably withheld), settle any such claim, suit, action, litigation or proceeding if such settlement would have a significant adverse effect on the Tax liability of the Company, Buyer or any of its Affiliates with respect to a Post-Closing Tax Period.

(f) Neither Seller shall be liable under this Section 7.06 for any Tax (i) the payment of which was made without a Seller’s prior written consent, unless such payment was made pursuant to the final determination of a claim, suit, action, litigation or proceeding with respect to which Sellers were notified pursuant to Section 7.06(e) or (ii) resulting from any claim, suit, action, litigation or proceeding with respect to which Sellers were not notified pursuant to Section 7.06(e) and such failure actually prejudiced the Sellers defense of claim, suit, action, litigation or proceeding.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 7.07. Purchase Price Adjustment and Interest. Any amount paid by Sellers or Buyer under Article 7, Article 9 or Section 2.08(b) (including any shares of Buyer Stock issued and delivered pursuant to Section 2.08(b)) will be treated as an adjustment to the Total Consideration to the extent permitted by law (including extensions).

Section 7.08. Survival. Notwithstanding anything to the contrary in Section 9.01, the indemnities and covenants contained in this Article 7 shall survive until 60 days after the expiration of the applicable statute of limitations.

ARTICLE 8

EMPLOYEE BENEFITS

Section 8.01. Transferred Employees. (a) As of the Closing Date, and subject to Section 8.11(b), Buyer shall cause the Company to continue to employ each Company Employee who is not a Leave Recipient.

(b) As of the Closing Date and subject to Section 8.01 of the Sellers Disclosure Schedule, Sellers shall caused to be transferred to a Seller or one of Sellers’ Affiliates the employment of each Company Employee who is receiving short-term disability benefits from Sellers or one of their Affiliates (each, a “Leave Recipient”). Prior to a Leave Recipient’s return to active work, Buyer shall, or shall cause one of its Affiliates to, make a written offer of employment to such Leave Recipient for the same position such Leave Recipient held prior to the Closing or a position that is substantially equivalent thereto effective as of such Leave Recipient’s return to active work upon or prior to the expiration date of such Leave Recipient’s eligibility for such short-term disability benefits. Each such Leave Recipient shall be deemed to have accepted such offer unless he or she affirmatively declines such offer. No later than five days following the Closing Date, Sellers will provide Buyer with a schedule setting forth the name, job title, annual salary, leave status and expected leave period for each Leave Recipient.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(c) Each Company Employee (which, for the avoidance of doubt, includes Leave Recipients) who continues or commences active employment with Buyer or one of its Affiliates (including, after the Closing, the Company), whether by operation of law or by the acceptance of an offer of employment, shall be a “Transferred Employee” as of the effective date of such commencement of active employment.

Section 8.02. Maintenance of Compensation and Benefits. Notwithstanding anything herein to the contrary, for a period of [**]following the Closing Date, Buyer shall, or shall cause the Company or one of Buyer’s Affiliates to, provide each Transferred Employee with terms and conditions of employment and benefits and compensation levels that are at least substantially comparable to those provided to similarly situated employees of Buyer. For the sake of clarity, Buyer may take into account the payments to be made in accordance with Section 8.06 hereof when determining any annual bonus amount that it may pay to Transferred Employees following the Closing Date that would have otherwise covered any period prior to the Closing Date.

Section 8.03. Credit for Past Service; Deductibles; Preexisting Conditions. With respect to any Buyer Employee Plan in which any Transferred Employee becomes a participant, Buyer shall, or shall cause the Company or one of Buyer’s Affiliates to, (i) recognize all service to any Seller, the Company, their respective Affiliates or, to the extent recognized by any Seller, the Company or the respective Affiliate, any of their respective predecessors prior to the Closing Date as service to Buyer and its Affiliates for the purposes of eligibility, vesting and the level of benefits under any vacation, paid time off or severance plan or policy; (ii) make its commercially reasonable efforts to cause its insurance carriers to fully credit each Transferred Employee for any deductibles and out-of-pocket expenses paid by such Transferred Employee prior to the date such Transferred Employee became a participant in such Buyer Employee Plan with respect to the calendar year in which such participation commences, provided that such efforts shall not require Buyer, the Company, or any of Buyer’s Affiliates to incur incremental costs in excess of $5,000 and (iii) make its commercially reasonable best efforts to waive, or cause their insurance carriers to waive, all limitations as to preexisting or at-work conditions and exclusions with respect to participation and coverage requirements applicable to such Transferred Employees.

Section 8.04. Employee Liabilities. Effective as of the Closing Date, Buyer shall, or shall cause the Company or one of Buyer’s Affiliates to, assume all obligations and liabilities of each Seller or the Company and their respective Affiliates related to the Transferred Employees (i) that are incurred prior to the

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Closing Date with respect to accrued but unused paid time off and (ii) that are incurred following the Closing Date or, in the case of any Leave Recipient, the date such Leave Recipient becomes a Transferred Employee. At and following the Closing Date, Seller shall be solely responsible for all obligations and liabilities associated with the employment or termination of employment of any Person who is or was employed by or otherwise providing services to Roche Kulmbach GmbH.

Section 8.05. Qualified Savings Plans. On or as soon as practicable following the Closing Date, one or more Buyer Savings Plans shall, if elected by Transferred Employees, accept individual rollovers in cash of such Transferred Employees’ distributions from any Seller Savings Plan, subject to the terms and conditions of such Buyer Savings Plans and Applicable Law.

Section 8.06. Annual Incentive Compensation. In respect of the performance year in which the Closing Date occurs, each Company Employee shall be entitled to receive a payment in cash under each annual incentive compensation plan, agreement, program or other arrangement in which such Company Employee participates as of immediately prior to the Closing Date, based on the deemed achievement of target performance and prorated to reflect the portion of such performance year starting on the first day of such performance year and ending on the day immediately prior to the Closing Date. Each such cash payment shall be made on or prior to the Closing Date by Sellers.

Section 8.07. [**] (a) Each [**]listed in Section 8.07 of the Sellers Disclosure Schedule shall be paid [**] (each, a [**]) on each date that is, [**]and [**] following the Closing Date, subject to such Company Employee being employed by Buyer or one of its Affiliates on the respective payment date, and so long as, prior to receiving such payment, [**]. For the avoidance of doubt, if a Company Employee ceases to be employed by Buyer or any of its Affiliates for any reason prior to the scheduled payment date of a [**], such Company Employee forfeits such [**]. Each [**] shall be equal to the amount set forth for such Company Employee in Section 8.07 of the Sellers Disclosure Schedule.

(b) All [**] shall be paid to the Company Employees directly by the Company or by Buyer or one of its Affiliates on behalf of the Company. Upon the presentation to Sellers of a statement setting forth the dollar amount of [**] paid by Buyer or one of its Affiliates to the Company Employees, Roche Nutley shall, within [**], reimburse the Company for the [**] incurred by or on behalf of the Company of the [**], taking into account, without limitation, [**] incurred by the Company or its Affiliates. Unless otherwise required by law; any amount paid

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

by Roche Nutley pursuant to this Section 8.07(b) shall, for U.S. federal income tax purposes, be treated as a contribution by Roche Nutley to the Company at the time immediately prior to the Closing. To the extent that the Company or its Affiliates actually realize value in cash (such value to be calculated in accordance with the method described in Section 7.06(c)) with respect to the Tax Benefit resulting from any such [**] in (A) the year such [**] were made or (B) any of the immediately succeeding taxable years, the Company or its Affiliates shall pay or cause to be paid to Roche Nutley an amount equal to the value so realized within [**] of the filing the applicable Tax Return. Unless otherwise required by law; any amount paid by or on behalf of the Company or its Affiliates pursuant to this Section 8.07(b) shall, for U.S. federal income tax purposes, be treated as a distribution by the Company to Roche Nutley at the time immediately prior to the Closing.

Section 8.08. Participation in Seller Employee Plans. Each Transferred Employee will cease, effective as of the date of such Transferred Employee’s commencement of employment with Buyer or its Affiliates, any participation in and any benefit accrual under each of the Seller Employee Plans other than under any equity-based compensation plan solely to the extent that such Transferred Employee holds an outstanding award that by its terms has rights that extend past such Transferred Employee’s termination of employment with Sellers and Sellers’ Affiliates. Sellers shall, or shall cause their Affiliates to, take all necessary actions to effect such cessation.

Section 8.09. WARN and/or Labor Department Notifications. In the event that Buyer determines to terminate, or determines to cause the Company or one of Buyer’s Affiliates to terminate, any Transferred Employee during the 90-day period following the Closing Date, Buyer and Sellers agree to, and Buyer agrees to cause the Company or Buyer’s Affiliates to, cooperate and exchange such data and information as is reasonably necessary to determine whether such termination would reasonably be expected to result in liability to Buyer or any Seller under the U.S. Worker Adjustment and Retraining Notification Act (“WARN”) or any displaced worker notification statutes.

Section 8.10. Cooperation; Necessary Actions. Sellers and Buyer agree to reasonably cooperate and to take all action, or cause such action to be taken, which may be necessary in order to effectuate the transactions contemplated by this Article 8, including without limitation adopting any necessary amendments to the Seller Employee Plans and the Buyer Employee Plans, making all necessary filings and submissions to the appropriate governmental agencies and providing Company Employees with any notification required by Applicable Law.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 8.11. No Third-Party Beneficiaries; No Amendment. (a) Without limiting the generality of Section 10.08, nothing in this Article 8 shall create any third-party beneficiary rights in any Company Employee (including any beneficiary or dependent thereof).

(b) Nothing in this Article 8 shall (i) be treated as an amendment of any benefit plan or (ii) obligate Buyer, any Seller, the Company or any of their respective Affiliates to retain the employment of any particular employee or the continued employment of any particular employee for any period of time.

ARTICLE 9

SURVIVAL; INDEMNIFICATION

Section 9.01. Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing until the date that is eighteen months following the Closing Date, at which time they shall terminate (and no claims shall be made for indemnification under Section 9.02 for Warranty Breaches thereafter); provided that the representations and warranties contained in Sections 4.06 and 4.18 shall survive indefinitely or until the latest date permitted by law. The covenants and agreements of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing indefinitely or for the shorter period explicitly specified therein, except that for such covenants and agreements that survive for such shorter period, breaches thereof shall survive indefinitely or until the latest date permitted by law. Notwithstanding the preceding sentences, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentences if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

Section 9.02. Indemnification. (a) Effective at and after the Closing, each Seller, jointly and severally, hereby indemnifies Buyer and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding whether involving a third party claim or a claim solely between the parties hereto)

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(“Damages”) actually suffered by Buyer or any of its Affiliates arising out of any misrepresentation or breach of warranty (each such misrepresentation and breach of warranty a “Warranty Breach”) or breach of covenant or agreement made or to be performed by Sellers pursuant to this Agreement (other than, in the case of Sellers, any representation or warranty or covenant or agreement set forth in Article 7); provided that with respect to indemnification by Sellers for Warranty Breaches pursuant to this Section 9.02(a), (i) Sellers shall not be liable for Damages with respect to any claim or series of related claims arising out of or related to similar facts or circumstances for an amount of less than [**] and (ii) Sellers’ maximum liability shall not exceed [**].

(b) Effective at and after the Closing, Buyer hereby indemnifies each Seller and its Affiliates against and agrees to hold each of them harmless from any and all Damages actually suffered by such Seller or any of its Affiliates arising out of (i) any Warranty Breach or breach of covenant or agreement made or to be performed by Buyer pursuant to this Agreement, (ii) any matter relating to actions taken or omitted to be taken by the Company prior to the Closing Date, except to the extent any such matter is indemnifiable by Sellers pursuant to Section 9.02(a), (iii) any matter relating to actions taken or omitted to be taken by Buyer or any of its Affiliates (including, after the Closing, the Company) on or after the Closing Date or (iv) any liability or obligation relating to or arising out of a Transferred Asset (other than any matter relating to a Transferred Asset that is indemnifiable by Sellers pursuant to Section 9.02(a); provided that with respect to indemnification by Buyer for Warranty Breaches pursuant to Section 9.02(b)(i), (A) Buyer shall not be liable for Damages with respect to any claim or series of related claims arising out of or related to similar facts or circumstances for an amount of less than $50,000 and (B) Buyer’s maximum liability shall not exceed [**].

(c) Notwithstanding any of the provisions of this Article 9, Section 7.06 shall provide the exclusive remedy for Buyer’s and its Affiliates’ recovery of any Loss with respect to any Covered Tax from Sellers and their Affiliates, and the procedures set forth in Section 7.06 shall govern any claim for indemnification under such provision. For the avoidance of doubt, the monetary limitations set forth in this Section 9.02 shall not apply with respect to any claim made pursuant to Section 7.02(g) or Section 7.06.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 9.03. Third Party Claim Procedures. (a) The party seeking indemnification under Section 9.02 (the “Indemnified Party”) agrees to give prompt notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim or the commencement of any suit, action or proceeding by any third party (each, a “Third Party Claim”) in respect of which indemnity may be sought under Section 9.02. Such notice shall set forth in reasonable detail such Third Party Claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, as promptly as reasonably practicable following the Indemnified Party’s receipt thereof, copies of all written notices and documents (including any court papers) received by the Indemnified Party relating to the Third Party Claim and the Indemnified Party shall provide the Indemnifying Party with such other information with respect to any such Third Party Claim reasonably requested by the Indemnifying Party.

(b) The Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and may, upon written notice to the Indemnified Party, assume control of the defense, appeal and settlement of such Third Party Claim and appoint lead counsel for such defense, in each case at its sole cost and expense; provided, however, that the Indemnifying Party shall not be entitled to (i) assume the defense, appeal or settlement of any Third Party Claim if (A) the Third Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation or (B) the Third Party Claim seeks any injunction or equitable relief against the Indemnified Party or (ii) maintain control of the defense, appeal or settlement of any Third Party Claim if the Indemnifying Party has failed or is failing to defend in good faith the Third Party Claim and the Indemnified Party has provided prior written notice and a reasonable opportunity for the Indemnifying Party to cure such failure.

(c) If the Indemnifying Party is entitled to do so and has assumed the defense, appeal or settlement proceedings of the Third Party Claim in accordance herewith, the Indemnified Party may retain separate counsel at its sole cost and expense and participate in the defense, appeal or settlement proceedings of the Third Party Claim; provided that if the Indemnified Party shall reasonably conclude that (i) there is a material conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such claim or (ii) there are specific defenses or claims available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party and which could be materially adverse to the Indemnifying Party, then the reasonable fees and disbursements of one counsel for the Indemnified Party shall be paid by

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

the Indemnifying Party; provided that the Indemnifying Party shall not be required to pay for more than one counsel for all Indemnified Parties in connection with any Third Party Claim. The Indemnified Party may take any actions reasonably necessary to defend such Third Party Claim prior to the date the Indemnifying Party assumes control of the defense of the Third Party Claim and shall be entitled to all reasonable fees and expenses of counsel incurred in connection therewith prior to such date.

(d) If the Indemnifying Party is entitled to do so and has assumed the defense, appeal or settlement proceedings of the Third Party Claim in accordance herewith, the Indemnifying Party shall not enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed); provided that consent of the Indemnified Party shall not be required for any such settlement if (i) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, (ii) such settlement does not permit any order, injunction or other equitable relief to be entered, directly or indirectly, against the Indemnified Party and (iii) such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such Third Party Claim and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. Whether or not the Indemnifying Party has assumed the defense, appeal or settlement proceedings, the Indemnifying Party shall not be obligated to indemnify any Indemnified Party hereunder for any settlement entered into or any judgment that was consented to without the Indemnifying Party’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(e) Each party shall cooperate, and cause its Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Section 9.04. Direct Claim Procedures. In the event an Indemnified Party has a claim for indemnity under Section 9.02 against an Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party agrees to give prompt notice in writing of such claim to the Indemnifying Party. The notice shall set forth (i) that such Indemnified Party has paid, incurred or reasonably anticipates incurring Damages, for which such Indemnified Party is entitled to

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

recovery under Section 9.02, (ii) a written statement describing the nature of the claim and the basis therefor, (iii) the amount of such Damages incurred or that such Indemnified Party reasonably estimates in good faith is likely to be incurred in connection with such claim and (iv) if applicable, the instructions for payment to such Indemnified Party (taking into account, for purposes of the foregoing clauses, the information then available to the Indemnified Party). The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have actually prejudiced the Indemnifying Party. If the Indemnifying Party disputes its indemnity obligation for any Damages with respect to such claim, the parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in an appropriate court of jurisdiction determined pursuant to Section 10.06.

Section 9.05. Calculation of Damages. (a) The amount of any Damages payable under Section 9.02 by the Indemnifying Party shall be net of any (i) amounts recovered or recoverable by the Indemnified Party under applicable insurance policies or from any other Person alleged to be responsible therefor, and (ii) the value of any Tax Benefit actually realized in cash by the Indemnified Party (such value to be calculated in accordance with the method described in Section 7.06(c)) arising from the incurrence or payment of any such Damages in (x) the Tax year such Damages were incurred and (y) any succeeding Tax year ending on or prior to the date of payment of such Damages. If, in any of the first five Tax years ending after the date of such payment, the Indemnified Party actually realizes value in cash with respect to a Tax Benefit made allowable by such incurrence or payment of any such Damages, the Indemnified Party shall pay the Indemnifying Party an amount equal to the value so realized within 90 days of the filing of the applicable Tax Return or any adjustment for the Tax year in which the Tax Benefit is made allowable. If the Indemnified Party receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Damages, subsequent to an indemnification payment by the Indemnifying Party, then such Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(b) For the avoidance of doubt, the Indemnifying Party shall not be liable under Section 9.02 for (i) special, punitive, indirect or consequential Damages, (iii) any Damages to the extent not the probable and reasonably foreseeable result of any breach by the Indemnifying Party of a representation and warranty or covenant contained in this Agreement or (iii) Damages for lost profits; provided that this Section 9.05(b) shall not apply to any Damages that are recovered by third parties in connection with a Third Party Claim. Notwithstanding anything in this Agreement to the contrary, no Damages shall be determined or increased based on any multiple of any financial measure (including earnings, sales or other benchmarks) that might have been used by Buyer in the valuation of the Company or their businesses and operations. No Indemnified Party shall be entitled to recover Damages or otherwise be indemnified hereunder (or receive other payment, reimbursement or restitution) more than once in respect of any one given liability, loss, cost or shortfall, regardless of whether more than one claim for Damages arises in respect of it.

(c) Each Indemnified Party must mitigate in accordance with Applicable Law any loss for which such Indemnified Party seeks indemnification under this Agreement. If such Indemnified Party mitigates its loss after the Indemnifying Party has paid the Indemnified Party under any indemnification provision of this Agreement in respect of that loss, the Indemnified Party must notify the Indemnifying Party and pay to the Indemnifying Party the extent of the value of the benefit to the Indemnified Party of that mitigation (less the Indemnified Party’s reasonable costs of mitigation) within two Business Days after the benefit is received.

(d) Each Indemnified Party shall use reasonable efforts to collect any amounts available under insurance coverage, or from any other Person alleged to be responsible, for any Damages payable under Section 9.02.

Section 9.06. Assignment of Claims. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to Section 9.02 and the Indemnified Party could have recovered all or a part of such Damages from a third party (a “Potential Contributor”) based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment.

Section 9.07. Exclusivity. Except as specifically set forth in this Agreement, effective as of the Closing (i) Buyer waives, and shall cause the Company to waive, any rights and claims Buyer or any of its Affiliates (including the Company) may have against any Seller or any of its Affiliates, whether in law or in equity, relating to the Company, the Shares or the Transferred Assets or the

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

transactions contemplated hereby and (ii) each Seller waives any such rights and claims such Seller and its Affiliates may have against Buyer or any of its Affiliates and the Company. The rights and claims waived by Buyer, the Company, Sellers and their respective Affiliates include claims for contribution or other rights of recovery arising out of or relating to any Environmental Law (whether now or hereinafter in effect), claims for breach of contract, breach of representation or warranty, negligent misrepresentation and all other claims for breach of duty. Subject to Section 10.12, after the Closing, Sections 7.02(g), 7.06, 8.09 and 9.02 will provide the exclusive remedy for any misrepresentation or breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Buyer, to:

Arrowhead Research Corporation

225 South Lake Avenue, Suite 300

Pasadena, California 91101

Attention: Christopher Anzalone, Ph.D.

Facsimile No.: (626) 304-3401

E-mail: canzalone@arrowres.com

with a copy to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, California 94111

Attention: Ryan A. Murr

Facsimile No.: (415) 315-6026

E-mail: ryan.murr@ropesgray.com

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

if to Sellers, to each of:

Hoffmann-La Roche Inc.

340 Kingsland Street

Nutley, NJ 07110

Attention: General Counsel

Facsimile No.: (973) 235-3500

E-mail: kentz.frederick@gene.com

F. Hoffmann-La Roche Ltd

Grenzacherstrasse 124

4058 Basel

Switzerland

Attention: Group Legal Department

Facsimile No.: +41 61 68 81396

E-mail:             beat.kraehenmann@roche.com

                           peter.trybus@roche.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention:         Marc O. Williams

Facsimile No.: (212) 701-5800

E-mail:             marc.williams@davispolk.com

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 10.02. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 10.07, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.03. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 10.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that (i) any Seller may transfer or assign its rights and obligations under this Agreement in whole or from time to time in part to one or more of its Affiliates and (ii) any party may transfer or assign its rights and obligations under this Agreement (including, without limitation, the rights of Buyer arising under Section 5.12), in whole or from time to time in part, to any successor in interest by way of a Change of Control; provided that (A) in the case of clause (ii), such successor shall have executed and delivered to the other party or parties, as applicable, an acknowledgement in writing that effective as of such transfer or assignment, such successor shall be bound by this Agreement to the identical extent applicable the assignor or transferor, as applicable, and (B) in the case of clauses (i) and (ii), no such transfer or assignment shall relieve the assigning or transferring party of its obligations hereunder or enlarge, alter or change any obligation of any other party hereto. If a Change of Control occurs with respect to Buyer, Buyer shall cause each successor in interest and acquiring Person (to the extent such Person would not, by the nature of the transaction, become so bound by operation law) to execute and deliver to Sellers an acknowledgement in writing that such Person shall be bound by the terms of Article 6 to the identical extent applicable to Buyer.

Section 10.05. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the conflicts of law rules of such state.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 10.06. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the District of Delaware or the Court of Chancery of the State of Delaware, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

Section 10.07. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.08. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 10.09. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and each other Transaction Document.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 10.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.11. Disclosure Schedules; Buyer SEC Documents. (a) Sellers and Buyer have set forth information on the Sellers Disclosure Schedule and the Buyer Disclosure Schedule, respectively, in a section thereof that corresponds to the section of this Agreement to which it relates. A matter set forth in one section of a Schedule need not be set forth in any other section so long as its relevance to such other section of the Schedule or section of the Agreement is reasonably apparent on the face of the information disclosed therein to the Person to which such disclosure is being made. The parties acknowledge and agree that (i) the Schedules to this Agreement may include certain items and information solely for informational purposes for the convenience of the other party and (ii) the disclosure by either party of any matter in the Schedules shall not be deemed to constitute an acknowledgment by such party that the matter is required to be disclosed by the terms of this Agreement or that the matter is material.

(b) The parties hereto agree that any information contained in any part of any Buyer SEC Document shall be deemed an exception to (or a disclosure for purposes of) a representation and warranty of Buyer only if the relevance of that information as an exception to (or a disclosure for purposes of) such representation and warranty is reasonably apparent on the face of the information disclosed therein to the Person to which such disclosure is being made; provided that in no event shall any information contained in any part of any Buyer SEC Document entitled “Risk Factors” (or words of similar import) or containing a description or explanation of “Forward-Looking Statements” be deemed to be an exception to (or a disclosure for purposes of) any representations and warranties of Buyer contained in this Agreement.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

Section 10.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the United States District Court for the District of Delaware or the Court of Chancery of the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.13. Waiver of Conflicts Regarding Representation; Non-assertion of Attorney-Client Privilege. (a) Buyer waives and will not assert, and agrees to cause the Company to waive and not to assert, any conflict of interest arising out of or relating to the representation, after the Closing (the “Post-Closing Representation”), of any Seller, any Affiliate of any Seller or any stockholder, officer, employee or director of Company (any such Person, a “Designated Person”) in any matter involving the Transaction Documents or any other agreements or transactions contemplated hereby or thereby, by any legal counsel currently representing any Seller, any Affiliate of any Seller or the Company in connection with the Transaction Documents or any other agreements or transactions contemplated hereby or thereby (the “Current Representation”).

(b) Buyer waives and will not assert, and agrees to cause the Company to waive and to not assert, any attorney-client privilege with respect to any communication between any legal counsel and any Designated Person occurring during the Current Representation in connection with any Post-Closing Representation, including in connection with a dispute with Buyer, and following the Closing, with the Company, it being the intention of the parties hereto that all such rights to such attorney-client privilege and to control such attorney-client privilege shall be retained by Sellers; provided that the foregoing waiver and acknowledgement of retention shall not extend to any communication not involving the Transaction Documents or any other agreements or transactions contemplated hereby or thereby, or to communications with any Person other than the Designated Persons.

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ARROWHEAD RESEARCH CORPORATION

By:	/s/ Christopher Anzalone
Name: Christopher Anzalone
Title: Chief Executive Officer

HOFFMANN-LA ROCHE INC.

By:	/s/ Guido Kaiser
Name: Guido Kaiser
Title: Legal Representative

By:	/s/ Peter Trybus
Name: Peter Trybus
Title: Legal Representative

F. HOFFMANN-LA ROCHE LTD

By:	/s/ Guido Kaiser
Name: Guido Kaiser
Title: Legal Representative

By:	/s/ Peter Trybus
Name: Peter Trybus
Title: Legal Representative

[**] =	Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedules (or similar attachments) referred to and listed herein shall have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished to the Commission upon request.